                                                FILED PURSUANT TO RULE 424(b)(3)
REGISTRATION NO. 333-91051

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 11, 2000)

                                  [VERIO LOGO]
                    UP TO 11,623,124 SHARES OF COMMON STOCK
         7,200,000 SHARES OF 6.75% SERIES A CONVERTIBLE PREFERRED STOCK

     This prospectus supplement relates to the resale by some of our stockholders of shares of our 6.75% Series A convertible preferred stock and common stock under a registration statement that we filed with the Securities and Exchange Commission on Form S-3 (SEC File No. 333-91051). The registration statement was original filed with the Securities and Exchange Commission on November 16, 1999 and was amended on each of January 25, 2000 and February 10, 2000. It was declared effective by the Securities and Exchange Commission on February 11, 2000. This prospectus supplement supplements the prospectus, dated February 11, 2000. You should read this prospectus supplement, the accompanying prospectus, dated February 11, 2000, and all information incorporated by reference into the prospectus, including, but not limited to, all documents filed by us separately with the Securities and Exchange Commission after February 11, 2000.

     Our common stock is traded on the Nasdaq National Market under the symbol "VRIO." On April 6, 2000, the last reported sale price of our common stock was $35.00 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

               This prospectus supplement is dated April 7, 2000.

                              SELLING STOCKHOLDERS

     This prospectus supplement covers 631,337 shares of our 6.75% Series A convertible preferred stock, par value $0.001 per share, and the shares of our common stock issuable upon conversion of the convertible preferred stock. The shares represent a portion of the shares included in the table of selling stockholders in the prospectus under the category "Any other holder of convertible preferred stock or future transferee from any such holder". The shares are being offered and sold by the selling stockholders named below, who either are being added as new selling stockholders to the table of selling stockholders in the prospectus or are supplementing and/or updating information previously included in such table.

     This prospectus supplement also supplements information relating to Donaldson, Lufkin & Jenrette Securities Corp. and Morgan Stanley & Co. Incorporated, each a selling stockholder already listed in the prospectus. In addition to the information relating to Morgan Stanley & Co. Incorporated in the table of selling stockholders in the prospectus, Morgan Stanley & Co. Incorporated was involved in underwriting our 1999 offering of 10 5/8 Senior Notes due 2009. Moreover, Morgan Stanley & Co. Incorporated currently acts as a market maker for our common stock. Similarly, in addition to the information relating to Donaldson, Lufkin & Jenrette Securities Corp. described in footnote
(5) to the table of selling stockholders in the prospectus, Donaldson, Lufkin & Jenrette Securities Corp. also was involved in underwriting our 1999 offering of 10 5/8 Senior Notes due 2009 and currently acts as a market maker for our common stock.

     The following table sets forth certain information, received through April 4, 2000, with respect to the number of shares of convertible preferred stock beneficially owned and to be registered, the number of shares of common stock beneficially owned and/or to be owned upon conversion of the convertible preferred stock, the percentage of common stock beneficially owned and/or to be owned after conversion of the convertible preferred stock prior to this offering, and the number of shares of common stock to be registered, by the selling stockholders named below. The information is based on information provided by or on behalf of the selling stockholders and, with regard to the beneficial holdings of the selling stockholders, is accurate only to the extent beneficial holdings information was disclosed to us by or on behalf of the selling stockholders. Because the selling stockholders may offer all, some or none of the convertible preferred stock or common stock, no estimate can be given as to the amount or percentage of the convertible preferred stock or common stock that will be held by the selling stockholders upon termination of any of the sales.

                                                    NUMBER OF
                                                    SHARES OF       PERCENTAGE OF
                                                  COMMON STOCK      COMMON STOCK
                                                  BENEFICIALLY      BENEFICIALLY
                                  NUMBER OF      OWNED AND/OR TO   OWNED AND/OR TO      NUMBER OF
                                  SHARES OF      BE OWNED AFTER    BE OWNED AFTER       SHARES OF        NUMBER OF
                                 CONVERTIBLE      CONVERSION OF     CONVERSION OF      CONVERTIBLE       SHARES OF
                               PREFERRED STOCK   THE CONVERTIBLE   THE CONVERTIBLE   PREFERRED STOCK   COMMON STOCK
                                BENEFICIALLY     PREFERRED STOCK   PREFERRED STOCK    REGISTERED AS    REGISTERED AS
                               OWNED PRIOR TO     PRIOR TO THIS     PRIOR TO THIS     PART OF THIS     PART OF THIS
NAME OF SELLING STOCKHOLDER(1)  THIS OFFERING    OFFERING(2)(3)      OFFERING(3)        OFFERING         OFFERING
------------------------------ ---------------   ---------------   ---------------   ---------------   -------------
AIG SoundShore Opportunity
  Holdings Fund Ltd. (Howard
  I. Fischer)(4)(5)..........        7,500             7,766              *                7,500            7,766
AIG SoundShore Strategic
  Holding Fund Ltd. (Howard I.
  Fischer)...................       10,000            10,355              *               10,000           10,355
Tennessee Consolidated
  Retirement System (Eric
  Riffer)....................       50,000            51,779              *               50,000           51,779
ING Barings LLC (Raymond
  Condon)(6).................       15,000            15,533              *               15,000           15,533

                                                    NUMBER OF
                                                    SHARES OF       PERCENTAGE OF
                                                  COMMON STOCK      COMMON STOCK
                                                  BENEFICIALLY      BENEFICIALLY
                                  NUMBER OF      OWNED AND/OR TO   OWNED AND/OR TO      NUMBER OF
                                  SHARES OF      BE OWNED AFTER    BE OWNED AFTER       SHARES OF        NUMBER OF
                                 CONVERTIBLE      CONVERSION OF     CONVERSION OF      CONVERTIBLE       SHARES OF
                               PREFERRED STOCK   THE CONVERTIBLE   THE CONVERTIBLE   PREFERRED STOCK   COMMON STOCK
                                BENEFICIALLY     PREFERRED STOCK   PREFERRED STOCK    REGISTERED AS    REGISTERED AS
                               OWNED PRIOR TO     PRIOR TO THIS     PRIOR TO THIS     PART OF THIS     PART OF THIS
NAME OF SELLING STOCKHOLDER(1)  THIS OFFERING    OFFERING(2)(3)      OFFERING(3)        OFFERING         OFFERING
------------------------------ ---------------   ---------------   ---------------   ---------------   -------------
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated (Mark
  Friezo)(5)(6)(7)(8)........      101,250           104,854              *               23,500           24,336
AIM Balanced Fund (Brant
  DeMuth)....................      150,000           155,339              *              150,000          155,339
AIM VI Balanced Fund (Brant
  DeMuth)(9).................        2,500             2,588              *                1,900            1,967
AST AIM Balanced Portfolio
  (Brant DeMuth).............       22,900            23,715              *               22,900           23,715
Lutheran Brotherhood High
  Yield Fund (Paul
  Ocenasek)(7)...............       20,000            20,711              *               20,000           20,711
LB Series Fund Inc., High
  Yield Portfolio (Thomas
  Haag)(7)...................       40,000            41,423              *               40,000           41,423
Salomon Smith Barney Inc.
  (Mark
  Hunt)(5)(6)(7)(10)(11).....        4,323             4,476              *                4,323            4,476
Putnam Convertible Income-
  Growth Trust (Jennifer
  Leichter/Rosemary
  Thomsen/Robert Paine)(7)...       82,000            84,919              *               82,000           84,919
Putnam High Yield Trust
  (Jennifer Leichter/Rosemary
  Thomsen/Robert Paine)(7)...       12,430            12,872              *               12,430           12,872
Putnam Balanced Retirement
  Fund (Jennifer Leichter/
  Rosemary Thomsen/Robert
  Paine)(7)..................        1,258             1,302              *                1,258            1,302
Putnam High Yield Advantage
  Fund (Jennifer Leichter/
  Rosemary Thomsen/Robert
  Paine)(7)..................       10,780            11,163              *               10,780           11,163
Putnam Variable Trust-Putnam
  VT High Yield Fund (Jennifer
  Leichter/Rosemary
  Thomsen/Robert Paine)(7)...       45,100            46,705              *               45,100           46,705
Putnam Diversified Income
  Trust (Jennifer Leichter/
  Rosemary Thomsen/Robert
  Paine)(7)..................        9,390             9,724              *                9,390            9,724

                                                    NUMBER OF
                                                    SHARES OF       PERCENTAGE OF
                                                  COMMON STOCK      COMMON STOCK
                                                  BENEFICIALLY      BENEFICIALLY
                                  NUMBER OF      OWNED AND/OR TO   OWNED AND/OR TO      NUMBER OF
                                  SHARES OF      BE OWNED AFTER    BE OWNED AFTER       SHARES OF        NUMBER OF
                                 CONVERTIBLE      CONVERSION OF     CONVERSION OF      CONVERTIBLE       SHARES OF
                               PREFERRED STOCK   THE CONVERTIBLE   THE CONVERTIBLE   PREFERRED STOCK   COMMON STOCK
                                BENEFICIALLY     PREFERRED STOCK   PREFERRED STOCK    REGISTERED AS    REGISTERED AS
                               OWNED PRIOR TO     PRIOR TO THIS     PRIOR TO THIS     PART OF THIS     PART OF THIS
NAME OF SELLING STOCKHOLDER(1)  THIS OFFERING    OFFERING(2)(3)      OFFERING(3)        OFFERING         OFFERING
------------------------------ ---------------   ---------------   ---------------   ---------------   -------------
Putnam Convertible
  Opportunities and Income
  Trust (Jennifer Leichter/
  Rosemary Thomsen/Robert
  Paine)(7)..................        1,659             1,718              *                1,659            1,718
Putnam Funds Trust-Putnam High
  Yield Trust II (Jennifer
  Leichter/Rosemary
  Thomsen/Robert Paine)(7)...      109,060           112,942              *              109,060          112,942
Museum of Fine Arts, Boston
  (Jennifer Leichter/Rosemary
  Thomsen/Robert Paine)(7)...          622               644              *                  622              644
ProMutual (Jennifer Leichter/
  Rosemary Thomsen/Robert
  Paine)(7)..................        2,275             2,355              *                2,275            2,355
Abbott Laboratories Annuity
  Retirement Plan (Jennifer
  Leichter/Rosemary
  Thomsen/Robert Paine)(7)...        6,000             6,213              *                6,000            6,213
University of Rochester
  (Jennifer Leichter/Rosemary
  Thomsen/Robert Paine)(7)...          582               602              *                  582              602
Rhone-Poulenc Rorer Pension
  Plan (Jennifer Leichter/
  Rosemary Thomsen/Robert
  Paine)(7)..................          349               361              *                  349              361
Parker-Hannifin Corporation
  (Jennifer Leichter/Rosemary
  Thomsen/Robert Paine)(7)...        1,040             1,077              *                1,040            1,077
New Hampshire Retirement
  System (Jennifer Leichter/
  Rosemary Thomsen/Robert
  Paine)(7)..................        3,669             3,799              *                3,669            3,799

---------------

  *  Less than 1%.

 (1) The name of selling stockholders and the number of securities held by selling stockholders may be amended subsequent hereto pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended.

 (2) Assumes that, for each selling stockholder, the aggregate number of shares of convertible preferred stock held by that selling stockholder is converted to common stock pursuant to a ratio of one convertible preferred stock equal to 1.03559763303 shares of common stock. This latter figure has been calculated by dividing the liquidation preference of $50.00 per share by the conversion price of $48.2813. The conversion price of
     $48.2813 represents the conversion price after taking into account and adjusting for our two-for-one stock split completed on August 20, 1999. Based upon the aggregate conversion, a cash payment will be made in lieu of any fractional interest.

 (3) Unless otherwise indicated in the table or by footnote, all shares of common stock beneficially owned by the selling stockholders are shares issuable upon conversion of the convertible preferred stock. Percentage ownership is based on 86,180,726 shares of our common stock, representing 78,724,424 total shares of our common stock outstanding as of March 14, 2000 plus 7,456,302 shares of our common stock to be issued if all of our convertible preferred stock converts to common stock pursuant to the conversion ratio in footnote 2 above. The percentage ownership does not include shares of common stock that may be issued by us as dividends on the convertible preferred stock or in exchange for funds in the deposit account.

 (4) In addition to the shares registered here, AIG SoundShore Opportunity Holdings Fund Ltd. beneficially owns, as of February 9, 2000, 30 Verio Inc. May 00 35 Puts, the underlying security of which is our common stock.

 (5) For purposes of this prospectus supplement, the amounts listed with regard to the selling stockholder under the categories relating to the number of shares of convertible preferred stock and common stock being registered represent amounts in addition to, and separate from, amounts listed in the prospectus, dated February 11, 2000, with regard to the same selling stockholder.

 (6) The selling stockholder is a broker-dealer.

 (7) As an affiliate of a broker-dealer, the selling stockholder purchased the securities being registered here for resale in the ordinary course of business and, at the time of the purchase of the securities registered here for resale, had no agreements, either directly or indirectly, with any person to distribute the securities.

 (8) In addition to the shares registered here, Merrill Lynch, Pierce, Fenner & Smith Incorporated beneficially owns, as of March 29, 2000, 77,750 shares of our convertible preferred stock that it purchased in a transaction or transactions under the Securities Act of 1933, as amended, pursuant to the registration statement of which this prospectus supplement is a part.

 (9) In addition to the shares registered here, AIM VI Balanced Fund beneficially owns, as of March 29, 2000, 600 shares of our convertible preferred stock that it purchased in a transaction or transactions under the Securities Act of 1933, as amended, pursuant to the registration statement of which this prospectus supplement is a part.

(10) Salomon Smith Barney Inc. was involved in underwriting the convertible preferred stock in the Rule 144A offering completed on July 20, 1999. It also was involved in underwriting our 1999 offering of 10 5/8 Senior Notes due 2009 and currently acts as a market maker for our common stock.

(11) In addition to the shares registered here, Salomon Smith Barney Inc. is involved in an equity swap transaction pursuant to which Salomon Brothers Holding Company Inc. holds 640,000 shares of our common stock and has a right, pursuant to a pledge agreement with us, to acquire, under certain circumstances, additional shares of our common stock. None of these amounts are reflected in the table.

     Names of natural persons appearing in parentheses after the names of selling stockholders in the table above denote information supplied to us by or on behalf of the selling stockholders as to the natural persons with voting or investment control over our convertible preferred stock and/or common stock.

PROSPECTUS

                                  [VERIO LOGO]
                    UP TO 11,623,124 SHARES OF COMMON STOCK
         7,200,000 SHARES OF 6.75% SERIES A CONVERTIBLE PREFERRED STOCK

     This prospectus is being used in connection with offerings from time to time by some of our stockholders. The selling stockholders collectively own the following stock being registered here:

     - 7,200,000 shares of 6.75% Series A convertible preferred stock, par value $0.001 per share;

     - shares of common stock issuable upon conversion of the convertible preferred stock;

     - 411,476 shares of common stock issued upon the exercise of warrants that we assumed on January 5, 1999; and

     - 50,000 shares of common stock we agreed to register on behalf of an individual who sold his company to us.

     This prospectus also relates to shares of common stock that we may issue in lieu of cash to pay dividends on the convertible preferred stock and shares of common stock that we may issue for funds held in an account opened for the benefit of the holders of the convertible preferred stock.

     We and/or our wholly-owned subsidiary, Verio, LLC, may also offer from time to time up to 2,000,000 shares of our common stock, $0.001 par value per share. Any offering we make will be in amounts, at prices and on terms that we will determine at the time of offering.

     We will provide to you, where required, specific terms of any offering of securities sold under this prospectus in a prospectus supplement.

     The selling stockholders will receive all of the net proceeds from the sale of their shares. We will receive the net proceeds from the sale of common stock that we and/or Verio, LLC decide to sell or that we decide to deliver in exchange for funds held in the deposit account opened on behalf of the holders of our convertible preferred stock. The registration of the shares on behalf of the selling stockholders, however, does not necessarily mean that any of the selling stockholders will offer or sell their shares.

     We do not intend to list the convertible preferred stock on any securities exchange or have it quoted on any automated quotation system. The convertible preferred stock is eligible for trading in the Portal Market of the National Association of Securities Dealers, Inc. Our common stock is traded on the Nasdaq National Market under the symbol "VRIO." On February 9, 2000, the last reported sale price of our common stock was $65.125 per share.

     You should read this prospectus and any prospectus supplements carefully before you decide to invest.

     THIS INVESTMENT INVOLVES RISKS. SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  This prospectus is dated February 11, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
THE COMPANY.................................................    1
FORWARD-LOOKING STATEMENTS..................................    1
RISK FACTORS................................................    2
USE OF PROCEEDS.............................................   18
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
  STOCK DIVIDENDS...........................................   19
SELLING STOCKHOLDERS........................................   19
DESCRIPTION OF THE SERIES A CONVERTIBLE PREFERRED STOCK.....   29
DESCRIPTION OF CAPITAL STOCK................................   44
FEDERAL TAX CONSIDERATIONS..................................   49
PLAN OF DISTRIBUTION........................................   56
LEGAL OPINIONS..............................................   59
EXPERTS.....................................................   59
WHERE YOU CAN FIND MORE INFORMATION ABOUT US................   60

     This prospectus, and any prospectus supplements issued in relation to it, contain trademarks of Verio and its affiliates, and may contain trademarks, tradenames and service marks of other parties. Unless we indicate otherwise, references to "Verio" or to "we" or "us" are to Verio Inc. and its subsidiaries. Information contained on Verio's Internet sites is not a part of this prospectus or any prospectus supplement issued subsequently.

                                  THE COMPANY

     Verio is the world's largest operator of Web sites for businesses and a leading provider of comprehensive Internet services with an emphasis on serving the small and medium sized business market. Currently, we offer customers a broad range of Internet solutions, including:

     - telecommunication circuits -- permitting our customers to make connections to and transmissions over the Internet;

     - Web hosting services -- providing our customers with a presence on the Internet in the form of a Web site;

     - electronic commerce -- enabling our customers to conduct transactions with their customers and vendors over the Internet;

     - secure Internet communication links -- permitting our customers to establish "virtual private networks" in order to engage in private and secure Internet communication with their employees, vendors, customers and suppliers; and

     - other enhanced value Internet services.

     We were incorporated in March 1996. Verio, LLC is a single-member limited liability company and wholly-owned subsidiary of ours. It was formed under Delaware law on December 17, 1999 and currently conducts no business. The address of our and Verio, LLC's principal executive offices is 8005 South Chester Street, Suite 200, Englewood, Colorado 80112, and the telephone number for both is (303) 645-1900.

                            ------------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements," as such term is defined in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, apply to forward-looking statements made by us. These forward-looking statements involve risks and uncertainties, including those identified within "Risk Factors" beginning on page 2 and elsewhere in, or incorporated by reference into, this prospectus. The actual results that we achieve may differ materially from any forward-looking statements, due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by us in this prospectus, any subsequent prospectus supplement and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

                                  RISK FACTORS

     An investment in Verio involves a high degree of risk. In addition to the other information included in this prospectus and any subsequent prospectus supplement, you should carefully consider the following risk factors in determining whether or not to purchase the securities offered under this prospectus and any subsequent prospectus supplement. These matters should be considered in conjunction with the other information included or incorporated by reference in this prospectus or any subsequent prospectus supplement. This Prospectus contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of Verio, our directors or our officers primarily with respect to the future operating performance of Verio. Prospective purchasers of our securities are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this Prospectus, including the information set forth below, identifies important factors that could cause such differences. See "Forward-Looking Statements".

WE HAVE A HISTORY OF LOSSES AND LIMITED OPERATING AND FINANCIAL DATA

     We have incurred net losses since our inception in March 1996. For the period from inception to December 31, 1996, we had a loss of $(5.1) million, and for the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1999, we had losses of $(46.1) million, $(122.0) million and $(137.5) million, respectively. Because we have a relatively short operating history, there is little operating and financial data about us, which makes an evaluation of our business operations and prospects more difficult. We have experienced annual growth in revenue from approximately $2.4 million from the period of our inception to December 31, 1996; to approximately $35.7 million in 1997; to approximately $120.7 million in 1998; and to approximately $185.4 million for the nine months ended September 30, 1999.

WE EXPECT CONTINUING LOSSES AND CANNOT ASSURE YOU THAT WE WILL BECOME PROFITABLE

     We expect to continue to operate at a net loss in the near term as we continue to use significant amounts of cash for our acquisition and integration efforts, build out our national network operations, expand and enhance our product and service offerings, and further establish our brand name recognition. The extent to which we experience negative cash flow will depend upon a number of factors, including the following:

     - the number and size of any additional acquisitions and investments;

     - the expense and time required to integrate prior and future acquired operations;

     - the time and effort required to capture operating efficiencies;

     - our ability to generate increased revenues;

     - the amount of our expenditures at the corporate and national level; and

     - potential regulatory developments that may affect our operations.

     In order to achieve profitability, Verio must develop and market products and services that gain broad commercial acceptance. We cannot assure you that our products and services will ever achieve broad commercial acceptance or that we will achieve profitability. Although we have experienced significant growth in revenues on an annual basis, this growth rate is not necessarily indicative of future operating results. We cannot assure you that we will achieve or sustain positive operating cash flow or generate net income in the future.

WE HAVE SUBSTANTIAL LIABILITIES WHICH MAY IMPACT OUR FUTURE OPERATIONS AND AFFECT OUR ABILITY TO MEET OUR DEBT OBLIGATIONS

     We have substantial amounts of outstanding debt and other liabilities. At September 30, 1999, our total long-term liabilities were approximately $694.2 million, representing 59% of our total capitalization. In addition, we completed in November 1999 an offering of 10 5/8% Senior Notes due 2009 in the aggregate principal amount of $400.0 million, which we refer to as the November 1999 Notes, and we have a $100.0 million revolving credit facility from a group of financial institutions. We have not drawn any funds under this credit facility.

     High levels of debt have had and could have several important effects on our future operations. Some of these consequences include the following:

     - A substantial portion of our cash flow from operations must be used to pay interest on our debt and will not be available for other business purposes. Of the $54.4 million cash flow used by our operations for the nine months ended September 30, 1999, $43.2 million, or approximately 79%, was used to pay interest on our debt. Of this amount, 16% was used for interest on the $100.0 million outstanding principal amount of 13 1/2% Senior Notes due 2004 -- which we refer to as the 1997 Notes; 21% was used for interest on the $175.0 million outstanding principal amount of 10 3/8% Senior Notes due 2005 -- which we refer to as the March 1998 Notes; 54% was used for interest on the $400.0 million outstanding principal amount of 11 1/4% Senior Notes due 2008 -- which we refer to as the November 1998 Notes; and 9% was used for interest on capital leases and other obligations. Interest on our debt continues to be a significant use of cash.

     - Covenants imposed under certain of our financing agreements limit our ability to pursue our business strategy, borrow additional funds to grow our business, acquire and dispose of assets, and make capital expenditures and may otherwise restrict our operations and growth.

     Our ability to meet our debt and other obligations and to reduce our total debt depends on our future operating performance and on economic, financial, competitive, regulatory and other factors. In addition, we may need to incur additional indebtedness in the future. Many of these factors are beyond our control. We believe that our existing current assets combined with working capital from our operations, our existing credit facility, capital lease financings and proceeds of future equity or debt financings will be adequate to meet our existing financial obligations. We cannot assure you, however, that our business will generate sufficient cash flow or that future financings will be available to provide sufficient proceeds to meet these obligations or to service our total debt. In particular, our cash flow may not be sufficient to pay:

     - $13.5 million in annual interest on the 1997 Notes (interest on these notes is paid from an escrow account until June 2000);

     - $18.2 million in annual interest on the March 1998 Notes;

     - $45.0 million in annual interest on the November 1998 Notes;

     - up to $24.3 million in annual dividends we may pay on our convertible preferred stock, plus any additional dividends owed thereon depending on certain contingencies, beginning in November 2000;

     - $42.5 million in annual interest on the November 1999 Notes; or

     - any debt obligations we may incur under the credit facility, if drawn upon.

WE ARE SUBJECT TO RESTRICTIVE COVENANTS THAT LIMIT OUR FLEXIBILITY

     Our $100.0 million revolving credit facility may only be used if we meet certain financial tests. Our credit facility and other debt instruments contain customary covenants limiting our flexibility, including covenants limiting our ability to incur additional debt, make liens, make investments, consolidate, merge or acquire other businesses and sell assets, pay dividends and other distributions, make capital expenditures and enter into transactions with affiliates. Such covenants may make it difficult for us to pursue our business strategies. Failure to comply with the terms of the credit facility would entitle the secured lenders to foreclose on certain of our assets, including the capital stock of our subsidiaries. The secured lenders would be repaid from the proceeds of the liquidation of those assets before the assets would be available for distribution to other creditors and, lastly, to the holders of Verio's capital stock. Our ability to satisfy the financial and other restrictive covenants may be affected by events beyond our control.

IT IS UNLIKELY THAT INVESTORS WILL RECEIVE A RETURN ON OUR COMMON STOCK THROUGH THE PAYMENT OF CASH DIVIDENDS

     We have never declared or paid cash dividends on our common stock and have no intention of doing so in the foreseeable future. In addition, although we have the option of paying dividends in cash, our ability to pay cash dividends is substantially restricted under various covenants and conditions contained in our debt instruments. In any event, under Delaware law we are permitted to pay dividends on our capital stock only out of our surplus, or if we have no surplus, out of our net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities and convertible preferred stock plus the par value of its outstanding capital stock. At September 30, 1999, we had a stockholders' equity of approximately $492.3 million. We have had a history of losses and expect to operate at a net loss for the next several years. These net losses will reduce our stockholders' equity. For the nine months ended September 30, 1999, we had a net loss attributable to common stockholders of $137.5 million. We cannot predict what the value of our assets or the amount of our liabilities will be in the future.

PAYMENT OF DIVIDENDS AND ADDITIONAL DIVIDENDS IN SHARES OF COMMON STOCK MAY NOT RESULT IN STATED DIVIDEND YIELD

     In the event dividends or additional dividends, if any, on our convertible preferred stock are paid in shares of common stock, the number of shares of common stock to be issued on each dividend payment date will be determined by dividing the total dividend and additional dividends, if any, to be paid on each share of convertible preferred stock by the Market Value Amount, as defined under "Description of the Series A Convertible Preferred Stock -- General," on the record date for such dividend. If the market value applicable in determining the Market Value Amount is higher than the market value for the common stock on the dividend payment date and you sell at such lower price, your actual dividend yield could be lower than the stated dividend yield on the convertible preferred stock. In addition, you are likely to incur commissions and other transaction costs in connection with the sale of such common stock.

THE CONVERTIBLE PREFERRED STOCK IS SUBORDINATED TO ALL OUR LIABILITIES

     In the event of bankruptcy, liquidation or reorganization of Verio, our assets will be available to pay obligations on the convertible preferred stock only after all indebtedness and other liabilities, including our existing senior notes and all subsequent series of preferred stock of Verio which rank senior to the convertible preferred stock, have been paid. There may not be sufficient assets remaining to pay amounts due on any or all of the convertible preferred stock then outstanding. While we consider the funds placed in the deposit account to be the property of the purchasers of the convertible preferred stock and not our property, in a bankruptcy proceeding, our creditors or a trustee in bankruptcy could claim that those funds constitute property of our bankrupt estate. If that were to occur, access to the funds in the deposit account by the purchasers of the convertible preferred stock would be denied until all our indebtedness had been paid in full. As of September 30, 1999, the convertible preferred stock is junior in right of payment to $670.8 million total indebtedness and other obligations of Verio, of which $2.0 million is attributed to our subsidiaries. In addition, in November 1999, we completed the offering of the November 1999 Notes in the aggregate principal amount of $400.0 million. As a result, the convertible preferred stock is also junior in right of payment to this indebtedness.

OUR EARNINGS HAVE BEEN INSUFFICIENT TO PAY OUR COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     Our earnings were insufficient to pay our combined fixed charges and preferred stock dividends during those periods and by the amounts set forth in the table below, although our combined fixed charges and preferred stock dividends included substantial non-cash charges for depreciation, amortization and non-cash interest expense on some of our debt:

                                                               EARNINGS    NON-CASH
                                                              DEFICIENCY   CHARGES
                                                              ----------   --------
                                                                 (IN THOUSANDS)
Period from inception to December 31, 1996..................  $  (5,825)   $   784
Fiscal year ended December 31, 1997.........................  $ (48,253)   $11,468
Fiscal year ended December 31, 1998.........................  $(112,423)   $48,516
Nine months ended September 30, 1999........................  $(137,537)   $94,779

     We anticipate that earnings will be insufficient to cover our combined fixed charges and preferred stock dividends for the next several years. In order for us to meet our debt obligations, we will need to substantially improve our operating results. We cannot assure you that our operating results will be of sufficient magnitude to enable us to meet our debt and preferred stock obligations. In the absence of such operating results, we could face substantial liquidity problems and may be required to raise additional financing through the issuance of debt or equity securities. We cannot assure you, however, that we would be successful in raising such financing on acceptable terms or otherwise.

OUR CONVERTIBLE PREFERRED STOCK HAS NEVER BEEN PUBLICLY TRADED

     There has been no public trading market for the convertible preferred stock. We do not intend to list the convertible preferred stock on any national securities exchange. The convertible preferred stock is eligible for trading in the Portal Market; however, no assurance can be given as to the liquidity of, or trading market for, the convertible preferred stock. Accordingly, there can be no assurance that any market for the convertible preferred stock will be maintained. If an active market for the convertible preferred stock fails to develop or be sustained, the trading price of such convertible preferred stock could be materially adversely affected.

THE MARKET PRICE AND TRADING VOLUME OF OUR COMMON STOCK ARE VOLATILE

     The market price of our common stock has fluctuated significantly in the past, and is likely to continue to be highly volatile. In addition, the trading volume in our common stock has fluctuated, and significant price variations can occur as a result. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. In addition, the U.S. equity markets have from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the stocks of technology and telecommunications companies. These broad market fluctuations may materially adversely affect the market price of our common stock in the future. Such variations may be the result of changes in our business, operations or prospects, announcements of technological innovations and new products by competitors, new contractual relationships with strategic partners by us or our competitors, proposed acquisitions by us or our competitors, financial results that fail to meet public market analyst expectations, regulatory considerations and domestic and international market and economic conditions.

FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW EQUITY OFFERINGS

     No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability for future sale of shares of common stock or securities convertible into or exercisable for our common stock will have on the market price of common stock prevailing from time to time. Sale, or the availability for sale, of substantial amounts of common stock by existing stockholders under Rule 144, through the exercise of registration rights or the issuance of shares of common stock upon the exercise of stock options or warrants or the conversion of our convertible preferred stock, or the perception that such sales or issuances could occur, could adversely affect prevailing market prices for our common stock and could materially impair our future ability to raise capital through an offering of equity securities. See "Description of Capital Stock."

WE ARE SUBJECT TO ANTI-TAKEOVER PROVISIONS THAT COULD DELAY OR PREVENT AN ACQUISITION AND COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK

     Our certificate of incorporation and bylaws, certain provisions of Delaware law and the certificate of designation governing the convertible preferred stock may make it difficult in some respects to cause a change in control of Verio and replace incumbent management. In addition, Nippon Telegraph and Telephone Corporation has the right to designate a member of our board of directors and is subject to certain standstill and other limitations on its ability to make further acquisitions of our stock that could delay, defer or prevent a change of control. The existence of these provisions may collectively have a negative impact on the price of the common stock, may discourage third-party bidders from making a bid for Verio, or may reduce any premiums paid to stockholders for their common stock. In addition, the board of directors has the authority to fix the rights and preferences of, and to issue shares of, our preferred stock, which may have the effect of delaying or preventing a change in control of Verio without action by our stockholders. See "Description of Capital
Stock -- Anti-Takeover Provisions."

WE MAY BE UNABLE TO RAISE ADDITIONAL FUNDS THAT WE WILL NEED TO REMAIN
COMPETITIVE

     We depend on a number of different financing sources to fund our growth and continued losses from operations. However, we cannot assure you that we will be able to raise such funds on favorable terms or at all. In the event that we are unable to obtain such additional funds on acceptable terms or otherwise, we may be unable or determine not to take advantage of new opportunities or take other actions that otherwise might be important to our operations.

     We expect to make significant capital expenditures in order to maintain our competitive position and continue to meet the increasing demands for service quality, availability and competitive pricing. In addition to our continuing acquisition efforts, we currently expect that our significant capital expenditures will include the following:

     - network equipment;

     - network operating and data centers;

     - network monitoring equipment;

     - information technology systems; and

     - customer support systems.

     We believe that we will have a reasonable degree of flexibility to adjust the amount and timing of these capital expenditures. However, we may need to raise additional funds in order to take advantage of unanticipated opportunities, such as acquisition opportunities that may arise in the U.S. and internationally. In addition, we may need to raise additional funds to develop new products or otherwise respond to changing business conditions or unanticipated competitive pressures. We may be required to delay or abandon some of our planned future expansion or expenditures if we fail to raise sufficient funds.

OUR OPERATING RESULTS FLUCTUATE DUE TO A VARIETY OF FACTORS AND ARE NOT A MEANINGFUL INDICATOR OF FUTURE PERFORMANCE

     Our operating results have fluctuated in the past and may fluctuate significantly in the future, depending upon a variety of factors, including the incurrence of capital costs and the introduction of new products and services. Additional factors that may contribute to variability of operating results include:

     - the pricing and mix of services we offer;

     - our customer retention rate;

     - changes in pricing policies and product offerings by our competitors;

     - growth in demand for network and Internet access services;

     - one-time costs associated with acquisitions and the consolidation and integration of our acquired operations; and

     - general telecommunications services' performance and availability.

     We also have experienced seasonal variation in Internet use. Accordingly, our revenue streams may fluctuate. In response to competitive pressures, we may take certain pricing or marketing actions that could have a material adverse effect on our business, financial condition and results of operations. Therefore, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and cannot be relied upon as indicators of future performance. If our operating results in any future period fall below the expectations of securities analysts and investors, the market price of our securities would likely decline.

OUR SUCCESS IS HIGHLY DEPENDENT ON THE GROWTH OF OUR EXISTING INTERNET ACCESS AND WEB HOSTING CORE SERVICES, AND ON OUR ABILITY TO EXPAND OUR SERVICE OFFERINGS AND DISTRIBUTION CHANNELS

     While we continue to pursue acquisitions and investments both in the U.S. and internationally, our success is highly dependent on the growth of our existing Internet access and Web hosting core service platforms. We expect to drive this internal growth by expanding and enhancing our product service base with additional enhanced value Internet service capabilities and by establishing further distribution capabilities. We may develop these further product and distribution capabilities internally, but we primarily plan to form strategic relationships with various vendors and distribution partners. Accordingly, it will be important that we either develop these capabilities internally or identify suitable potential product and service vendors and distributors with whom we are able to complete agreements on acceptable terms. We expect that competition for strategic relationships with key vendors and potential distributors could be significant, and that we may have to compete with other companies with greater financial and other resources to obtain these important relationships. We cannot assure you that we will be able to identify suitable partnering candidates or be able to complete agreements on acceptable terms with these parties. Once implemented, we cannot assure you that any additional service capabilities that we launch will achieve general commercial acceptance or generate significant revenue, or that any particular distribution channels will prove to be effective.

OUR SUCCESS DEPENDS ON OUR ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS WE HAVE ACQUIRED AND MAY ACQUIRE IN THE FUTURE

     A key element of our business strategy is to grow through acquisitions, and our success depends in large part on our ability to integrate the operations and management of the independent Internet operations we have acquired and those we may acquire in the future. To integrate our newly acquired Internet operations successfully, we must:

     - install and standardize adequate operational and control systems;

     - deploy standard equipment and telecommunications facilities;

     - employ qualified personnel to provide technical and marketing support in new as well as existing locations;

     - eliminate redundancies in overlapping network systems and personnel;

     - incorporate acquired technology and products into our existing service offerings;

     - implement and maintain uniform standards, procedures and policies;

     - standardize marketing and sales efforts under the common Verio brand; and

     - continue the expansion of our managerial, operational, technical and financial resources.

     The process of consolidating and integrating acquired operations takes a significant period of time, places a significant strain on our managerial, operating and financial resources, and could prove to be even more expensive and time-consuming than we have predicted. We may increase expenditures in order to accelerate the integration and consolidation process with the goal of achieving longer-term cost savings and improved profitability.

     The key integration challenges we face in connection with our acquisitions include:

     - acquired operations, facilities, equipment, service offerings, networks, technologies, brand names, and sales, marketing and service development efforts may not be effectively integrated with our existing operations;

     - anticipated cost savings and operational benefits may not be realized;

     - in the course of integrating an acquired operation, we may discover facts or circumstances that we did not know at the time of the acquisition that adversely impact our business or operations, or make the integration more difficult or expensive;

     - integration efforts may divert our resources from our existing business;

     - standards, controls, procedures and policies may not be maintained;

     - employees who are key to the acquired operations may choose to leave; and

     - we may experience unforeseen delays and expenses.

WE FACE RISKS ASSOCIATED WITH ACQUISITIONS GENERALLY

     We expect to continue our acquisition and expansion strategy. Future acquisitions could materially adversely affect our operating results as a result of dilutive issuances of equity securities and the incurrence of additional debt. In addition, the purchase price for many of these acquired businesses likely will significantly exceed the current fair values of the net assets of the acquired businesses. As a result, material goodwill and other intangible assets would be required to be recorded which would result in significant amortization charges in future periods. These charges, in addition to the financial impact of such acquisitions, could have a material adverse effect on our business, financial condition and results of operations.

     We have recorded all business acquisitions under the purchase method of accounting. With the acquisition, on January 5, 1999, of Best Internet Communications, Inc. (d/b/a Hiway Technologies, Inc.), which we refer to as Hiway, we recorded gross goodwill totaling approximately $240.5 million, which is being amortized over a ten-year period from the acquisition date. On July 13, 1999, we acquired all of the outstanding stock of Computer Services Group, Inc. (which does business as digitalNATION) for $100.0 million in cash, the goodwill associated with which is being amortized over a ten-year period from the acquisition date. We cannot assure you of the number, timing or size of future acquisitions, or the effect that any such acquisitions might have on our operating or financial results.

THE FINANCIAL INFORMATION CONCERNING BUSINESSES WE ACQUIRE MAY BE INACCURATE

     A number of the Internet businesses we have acquired did not have audited financial statements, and this may be true for subsequent acquisitions as well. These companies have had varying degrees of internal controls and detailed financial information. Therefore, the financial information included in this prospectus or incorporated by reference includes financial information concerning certain recently completed acquisitions for which audited financial statements may not be available. Our subsequent audits of these recently acquired companies may reveal significant issues with respect to revenues, expenses and liabilities, contingent or otherwise, of any of these providers.

OUR RAPID GROWTH PUTS A SIGNIFICANT STRAIN ON OUR RESOURCES

     As a result of our acquisition strategy, we have been growing rapidly and expect to continue to grow rapidly. This rapid growth has placed, and is likely to continue to place, a significant strain on our managerial, operating, financial and other resources, including our ability to ensure customer satisfaction. For example, as our customer base grows, and the need for high capacity Internet data transmission capability expands, we will need to acquire substantial network capacity to support their needs. Our expansion efforts also require significant time commitments from our senior management and place a strain on their ability to manage our existing business. We also may be required to manage multiple relationships with third parties as we expand our enhanced value service offerings, including Web hosting. Our future performance will depend, in part, upon our ability to manage this growth effectively. To that end, we will have to undertake the following improvements, among others:

     - implement additional management information systems capabilities;

     - further develop our operating, administrative and financial and accounting systems and controls;

     - improve coordination between our engineering, accounting, finance, marketing and operations; and

     - hire and train additional personnel.

WE DEPEND UPON THIRD-PARTY CHANNEL PARTNERS FOR SALES OF OUR PRODUCTS AND
SERVICES

     We depend on third-party channel partners to stimulate demand for our products and services both where we do not have a direct sales force and as an alternative means for generating sales to customers. These channel partners include computer and telecommunications providers, Internet companies and portals, value-added resellers, original equipment manufacturers, systems integrators, Web designers and advertising agencies. Many of our channel partner distribution relationships involve untested or novel modes of distributing our products and services, and not all of these channel partners have been successful in meeting our objectives for generating additional sales of our products and services. If we fail to gain commercial acceptance in certain markets, channel partners may discontinue their relationships with us or we may fail to achieve a return on our investment in certain channel partner distribution arrangements. Conflicts may develop between our direct sales force efforts and those of our channel partners as well as among different channel partners. The loss of channel partners, the failure of such parties to perform under agreements with us, or the inability to attract other channel partners with the expertise and industry experience required to market our products and services could adversely affect us. Furthermore, sales through channel partners are usually at discounted rates or may require us to incur additional sales and marketing expenses. Therefore, the resulting revenues and gross margins will be less than if we had sold the same services directly.

WE FACE RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS AND EXPANSION

     We provide Web hosting services to customers in over 170 countries. For the year ended December 31, 1998, and for the nine months ended September 30, 1999, we estimate that approximately 10% of our total revenues was from international operations. We expect to continue to expand in these and other international markets. However, the rate of development and adoption of the Internet has been slower outside the U.S., and the cost of transmitting data over the Internet outside the U.S. has been higher, which may adversely affect our ability to expand operations, and may increase our costs of operations internationally. We cannot assure you that acceptance of the Internet or demand for Internet access, Web hosting and other enhanced value Internet services will increase significantly in any international markets.

     We may need to enter into joint ventures or other outsourcing agreements with third parties, acquire complementary businesses or operations, or establish or maintain new operations outside the U.S. in order to conduct our foreign operations successfully. However, we cannot assure you that we will be able to obtain the permits and operating licenses required to operate, to hire and train employees or to market, sell and deliver high quality services in these markets. In addition, certain risks inherent in doing business on an international level include:

     - unexpected changes in or delays resulting from regulatory requirements, tariffs, customs, duties and other trade barriers;

     - difficulties in staffing and managing foreign operations;

     - longer payment cycles and problems in collecting accounts receivable;

     - political instability, expropriation, nationalization, war, insurrection and other political risks;

     - fluctuations in currency exchange rates and foreign exchange controls which restrict or prohibit repatriation of funds;

     - technology export and import restrictions or prohibitions;

     - employment laws and practices in foreign countries;

     - delays from customs brokers or government agencies;

     - differences in technology standards;

     - seasonal reductions in business activity during the summer months in Europe and certain other parts of the world; and

     - potentially adverse tax consequences.

     We cannot assure you that these factors will not have an adverse effect on our future international operations. In addition, changes in existing foreign laws or administrative practice relating to taxation, foreign exchange, regulatory or other matters could adversely affect us. For example, the European Union recently enacted its own privacy regulations. Future decisions, laws, regulations and other activities regarding regulation and content liability may significantly affect our business. Certain foreign governments, such as Germany, have enforced laws and regulations related to content distributed over the Internet that are more strict than those currently in place in the U.S. This could adversely affect our investment in international operations such as WWW -- Service Online -- Dienstleistungen GmbH.

     Effective January 1, 1999, 11 of the 15 member countries of the European Union established fixed conversion rates between their existing sovereign currencies and the euro, and adopted the euro as their common legal currency. We have not commenced any assessment of the effects or potential impact that the euro conversion would have on us.

WE FACE A HIGH LEVEL OF COMPETITION IN THE INTERNET SERVICES INDUSTRY

     The tremendous growth and potential market size of the Internet access market and the absence of substantial barriers to entry have attracted many new start-ups as well as existing businesses from the telecommunications, cable and technology industries. As a result, the market for Internet access and related services is extremely competitive. We anticipate that competition will continue to intensify as the use of the Internet grows. Current and prospective competitors include:

     - other independent providers of Web hosting and other enhanced value Internet services;

     - national, regional and local Internet service providers;

     - global, national and regional long distance and local exchange telecommunications companies;

     - cable television companies;

     - direct broadcast satellite and wireless communications providers; and

     - on-line service providers.

     We believe that the following are the primary competitive factors in this market:

     - a secure and reliable national network with sufficient capacity, quality of service and scalability to support continued growth;

     - a knowledgeable and effective sales force, and broad and effective distribution channels;

     - knowledgeable and capable technical support personnel, and prompt and efficient customer care services;

     - Internet system engineering and other technical expertise;

     - competitive prices;

     - timely introductions of new products and services;

     - sufficient financial resources; and

     - a recognized and trusted brand name.

     Many of our competitors have significantly greater market presence, brand recognition, and financial, technical, network capacity and personnel resources than we do. All of the major long distance companies, also known as interexchange carriers, offer Internet access services and compete with us. The recent sweeping reforms in the federal regulation of the telecommunications industry have created greater opportunities for local exchange carriers, including the regional bell operating companies, to enter the Internet access market. In order to address the Internet access requirements of the current business customers of long distance and local carriers, many carriers are integrating horizontally through acquisitions of or joint ventures with Internet service providers, or by wholesale purchase of Internet access from Internet service providers. In addition, many of the major cable companies and other alternative service providers -- such as those companies utilizing wireless terrestrial and satellite-based service technologies -- have announced their plans to offer Internet access and related services. Accordingly, we expect that we will experience increased competition from traditional and emerging telecommunications providers. Many of these companies, in addition to their substantially greater network coverage, market presence, and financial, technical and personnel resources, also have large existing commercial customer bases. Furthermore, they may have the ability to bundle Internet access with basic local and long distance telecommunications services. This bundling of services may have an adverse effect on our ability to compete effectively with them and may result in pricing pressure on us that would adversely affect our business, financial condition and results of operations.

     The recent deployment and further planned deployment of broadband services or high capacity data transmission capabilities by cable and telephone companies through new technologies such as cable modems and various digital subscriber lines also creates further competitive pressure on our business. While these providers initially targeted the residential consumer, more recently a number of digital subscriber lines providers also have announced their intent to offer services to our target business market. This may significantly affect the pricing of our Internet access service offerings. Although we offer for sale digital subscriber line services to business customers in a large number of markets, there are numerous providers of digital subscriber lines competing with these product offerings, and several providers have launched their services in conjunction with Internet service providers, allowing those providers to offer Internet access over digital subscriber lines circuits. These circuits, which provide higher speed and lower latency Internet connections than a standard dialup phone connection, compete with our dedicated connectivity offerings.

     As we continue to expand internationally, we will encounter new competitors. In some cases, we will be forced to compete with and buy services from government-owned or subsidized telecommunications providers. Some of these providers may enjoy a monopoly on telecommunications services essential to our business. We cannot assure you that we will be able to purchase these services at a reasonable price or at all. In addition to the risks associated with our local competitors, foreign competitors may pose an even greater risk, as they may possess a better understanding of their local markets and better working relationships with local infrastructure providers and others. We cannot assure you that we can obtain similar levels of local knowledge. Failure to obtain that knowledge and those relationships could place us at a significant competitive disadvantage.

WE DEPEND UPON OUR NETWORK INFRASTRUCTURE

     Our success depends upon our ability to implement and expand our national network infrastructure and support services at an acceptable cost. This may require us to enter into additional agreements with providers of infrastructure capacity and equipment and support services. We cannot assure you that any of these agreements can be obtained on satisfactory terms and conditions. We also anticipate that future expansions and adaptations of our network infrastructure may be necessary in order to respond to growth in the number of customers served, increased demands to transmit larger amounts of data and changes to our customers' product and service requirements. This will require substantial financial, operational and managerial resources. We cannot assure you that we will be able to expand or adapt our network infrastructure to meet the industry's evolving standards or our customers' growing demands and changing requirements on a timely or cost-effective basis, or at all. Also, we may not be able to deploy successfully any expanded and adapted network infrastructure.

OUR NETWORK SYSTEM COULD FAIL, WHICH COULD NEGATIVELY IMPACT OUR REVENUES

     Our success depends upon our ability to deliver reliable, high-speed access to the Internet and upon the ability and willingness of our telecommunications providers to deliver reliable, high-speed telecommunications service through their networks. Our network, and other networks providing services to us, are vulnerable to damage or cessation of operations from fires, earthquakes, severe storms, power losses, telecommunications failures and similar events, particularly if the events occur within a high-traffic location of the network. We have designed our network to minimize the risk of such system failure, for instance, with redundant circuits among point of presence facilities to allow traffic rerouting. In addition, we perform lab and field testing before integrating new and emerging technology into the network, and we engage in capacity planning. Nonetheless, we cannot assure you that we will not experience failures or shutdowns relating to individual point of presence facilities or even catastrophic failure of the entire network.

     While historically we have not, as a general matter, offered our customers a service-level warranty, our customers are increasingly requiring that we provide a standard service-level warranty for our services. Many of our competitors have begun to do so. As a result, in order to remain competitive, we now expect to implement a standard policy under which we offer such a warranty to our customers. To the extent that we provide such a service-level warranty in the future, we could experience a material decline in our revenues in connection with any significant system downtime experienced by our customers or other material changes associated with such warranty coverage. In addition, certain of the companies we acquired did offer various warranties under their customer contracts. For example, Hiway historically has offered its customers a service-level warranty under which Hiway commits that a customer's Web site will be available at least 99.9% of the time in each calendar month for as long as the customer is using the services. If uptime falls below this level in any month, the customer is entitled to certain service credits for that month. By acquiring Hiway, we inherited these warranty obligations.

     We carry business personal property insurance at both scheduled locations and unscheduled locations, with a blanket property limit of $10.0 million per location, and business interruption insurance with a blanket limit of $2.0 million per location. This insurance may not be adequate or available to compensate us. In addition, we generally attempt to limit our liability to customers by contractually disclaiming liability or limiting liability to a usage credit based upon the amount of time that the system was down. We cannot assure you, however, that such limitations of liability will be enforceable. In any event, significant or prolonged system failures or shutdowns could damage our reputation and cause us to lose our customers.

ALTHOUGH WE HAVE IMPLEMENTED NETWORK SECURITY MEASURES, OUR NETWORK MAY EXPERIENCE SECURITY BREACHES

     We have implemented certain network security measures, such as limiting physical and network access to our routers. Nonetheless, we cannot assure you that our network infrastructure will not be vulnerable to computer viruses, break-ins and similar disruptive problems caused by our customers or other Internet users. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays or cessation in service to our customers. Furthermore, such incidents could deter potential customers and adversely affect existing customer relationships.

     Security problems represent an ongoing threat to public and private data networks. Attacks upon the security of Internet sites and infrastructure continue to be reported to organizations such as the CERT Coordination Center at Carnegie Mellon University, which facilitates responses of the Internet community to computer security events. Addressing problems caused by computer viruses or break-ins or other problems caused by third parties could have a material adverse effect on us, and the cost of eliminating these security breaches could be prohibitively expensive.

WE MAY BE LIABLE TO CUSTOMERS FOR SECURITY BREACHES

     The security services that we offer in connection with our customers' networks cannot ensure complete protection from computer viruses, break-ins and other disruptive problems. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of our customers. Although we attempt to limit contractually our liability in such instances, the occurrence of these problems may result in claims against us or liability on our part. Such claims, regardless of their ultimate outcome, could result in costly litigation and adversely affect our business or reputation or our ability to attract and retain customers. Moreover, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry and our customer base and revenues.

OUR COSTS WILL INCREASE IF WE FAIL TO MAINTAIN OUR PEERING RELATIONSHIPS

     The establishment and maintenance of peering relationships with other Internet service providers are necessary in order to exchange traffic with other Internet service providers without paying transit costs. The basis on which the large national Internet service providers make peering available or impose settlement charges is evolving. Recently, companies that previously offered peering have cut back or eliminated peering relationships and are establishing new, more restrictive criteria for peering, requiring substantial data transmission volume and broad national scale. Global network capabilities also may become a requirement. We may have to comply with increasing peering requirements in order to maintain our peering relationships. Failure to maintain peering relationships or establish new ones, if necessary, will increase our operating expenses.

WE DEPEND ON THE INTERNET AND INTERNET INFRASTRUCTURE DEVELOPMENT

     Our products and services are targeted toward users of the Internet, which has experienced rapid growth. Critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use, especially in our target business market. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including:

     - inconsistent quality of service;

     - lack of availability of cost-effective, high-speed options;

     - a limited number of local access points for corporate users;

     - inability to integrate business applications on the Internet;

     - the need to deal with multiple and frequently incompatible vendors;

     - inadequate protection of the confidentiality of stored data and information moving across the Internet; and

     - a lack of tools to simplify Internet access and use.

     In particular, numerous published reports have indicated that a perceived lack of security of commercial data, such as credit card numbers, has significantly impeded commercial use of the Internet to date. There can be no assurance that encryption or other technologies will satisfactorily address these security concerns. Published reports have also indicated that capacity constraints caused by growth in the use of the Internet may, unless resolved, impede further development of the Internet to the extent that users experience delays, transmission errors and other difficulties. The adoption of the Internet for commerce and communication, particularly by those individuals and enterprises which have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt a new strategy that may make their existing personnel and infrastructure obsolete. If the market for Internet access services fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if Internet access and services are not broadly accepted, our business, financial condition and results of operations will be materially adversely affected. In addition, the rate of development and adoption of the Internet has been slower outside the United States, and the cost of transmitting data over the Internet has been higher. The recent growth in the use of the Internet has caused frequent periods of performance degradation, requiring the upgrade of routers and switches, telecommunications links and other components forming the infrastructure of the Internet by providers and other organizations with links to the Internet. Any perceived degradation in the performance of the Internet as a whole could undermine the benefits of our services. Consequently, the emergence and growth of the market for our services is dependent on improvements being made to the entire Internet infrastructure to alleviate overloading and congestion.

WE MUST KEEP UP WITH TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS

     The market for Internet access and related services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new product and service introductions. Our future success will depend, in part, on our ability to effectively use leading technologies, to continue to develop our technical expertise, to enhance our current services, to develop new products and services that meet changing customer needs, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis. We cannot assure you that we will be successful in accomplishing these tasks or that such new technologies or enhancements will achieve market acceptance. We believe that our ability to compete successfully is also dependent upon the continued compatibility and interoperability of our services with products and architectures offered by various vendors. We cannot assure you that we will be able to effectively address the compatibility and interoperability issues raised by technological changes or new industry standards. In addition, we cannot assure you that services or technologies developed by others will not render our services or technology uncompetitive or obsolete. For example, our services rely on the continued widespread commercial use of transmission control protocol/Internet protocol. Alternative open and proprietary protocol standards that compete with transmission control protocol/Internet protocol, including proprietary protocols developed by IBM and Novell, Inc., have been or are being developed. The failure of the market for business-related Internet solutions to continue to develop would adversely impact our business, financial condition and results of operations.

WE FACE POTENTIAL LIABILITY FOR INFORMATION DISSEMINATED THROUGH OUR NETWORK

     The law relating to liability of Internet service providers for information carried on or disseminated through their networks is not completely settled. A number of lawsuits have sought to impose such liability for defamatory speech and infringement of copyrighted materials. The U.S. Supreme Court has let stand a lower court ruling which held that an Internet service provider was protected from liability for material posted on its system by a provision of the Communications Decency Act. However, the findings in that case may not be applicable in other circumstances. Other courts have held that on-line service providers and Internet service providers may, under certain circumstances, be subject to damages for copying or distributing copyrighted materials. Certain provisions of the Communications Decency Act, which imposed criminal penalties for using an interactive computer service for transmitting obscene or indecent communications, have been found unconstitutional by the U.S. Supreme Court. However, on October 21, 1998, federal legislation was enacted that requires limitations on access to pornography and other material deemed "harmful to minors" within the meaning contained in the legislation. This legislation has been successfully attacked in the U.S. district court as a violation of the First Amendment. This decision is on appeal and was recently argued before the U.S. Court of Appeals for the Third Circuit. We are unable to predict the outcome of this appeal. In addition, the Federal Trade Commission has adopted final rules that are to become effective April 21, 2000, regarding the Children's Online Privacy Protection Act's prohibition of unfair and deceptive acts and practices in connection with the collection and use of personal information from and about children on the Internet. The rules provide that Web sites directed at children under 13 years of age must obtain verifiable parental consent before collecting personal information from children and must take other measures intended to safeguard children's privacy. Additional requirements may be imposed on Web site operations relating to the use, dissemination and collection of personal information, and proposals to enact federal and state legislation addressing issues relating to Internet content and liability are submitted regularly. The imposition upon Internet service providers or Web server hosts of potential liability for materials carried on or disseminated through their systems could require us to implement measures to reduce our exposure to such liability. These measures may require that we spend substantial resources or discontinue certain product or service offerings. Any of these actions could have a material adverse effect on our business, financial condition and results of operations.

     The law relating to the regulation and liability of Internet access providers in relation to information carried or disseminated also is developing in other countries. For example, the European Union has enacted its own data privacy regulations, and Australia has imposed new obligations on Internet service providers to block access to certain types of content. Decisions, laws, regulations and other activities regarding regulation and content liability may significantly affect the development and profitability of companies offering on-line and Internet access services.

     We carry an errors and omissions insurance policy. This insurance may not be adequate or available to compensate us for all liability that may be imposed.

WE MAY BECOME SUBJECT TO GOVERNMENT REGULATION

     Although we are not currently subject to direct government regulation other than regulations applicable to businesses generally, changes in the regulatory environment relating to the Internet connectivity market could affect our pricing. For example, regulations at the Federal Communications Commission require discounted Internet connectivity rates for schools and libraries. Due to the increasingly widespread use of the Internet, it is possible that additional laws and regulations may be adopted. Additional laws and regulations could cover issues such as content, user pricing, privacy, libel, intellectual property protection and infringement, and technology export and other controls. We may be subject to similar or other laws and regulations in non-U.S. jurisdictions.

     Moreover, the Federal Communications Commission continues to review its regulatory position on the usage of the basic network and communications facilities by Internet service providers. Although in an April 1998 report the Federal Communications Commission determined that Internet service providers should not be treated as telecommunications carriers and therefore not regulated, it is expected that future

Internet service provider regulatory status will continue to be uncertain. Indeed, in that report, the Federal Communications Commission concluded that certain services offered over the Internet, such as phone-to-phone Internet protocol telephony, may be functionally indistinguishable from traditional telecommunications service offerings and their non-regulated status may have to be re-examined.

     Changes in the regulatory structure and environment affecting the Internet access market, including regulatory changes that directly or indirectly affect telecommunications costs or increase the likelihood of competition from regional bell operating companies or other telecommunications companies, could adversely affect us. Although the Federal Communications Commission has decided not to allow local telephone companies to impose per-minute access charges on Internet service providers, and that decision has been upheld by the reviewing court, further regulatory and legislative consideration of this issue is likely. In addition, some telephone companies are seeking relief through the Federal Communications Commission and state regulatory agencies. Such rules, if adopted, are likely to have a greater impact on consumer-oriented Internet access providers than on business-oriented Internet service providers such as Verio. Nonetheless, the imposition of access charges would affect our costs of serving dialup customers and could have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND UPON SUPPLIERS, WHO ARE OFTEN OUR COMPETITORS, AND HAVE LIMITED SOURCES OF SUPPLY FOR CERTAIN PRODUCTS AND SERVICES

     We rely on other companies to supply certain key products and services that we resell and certain components of our network infrastructure. The products and services that we resell, and certain components that we require for our network, are available only from limited sources. For example, we currently rely primarily on Cisco Systems to supply routers critical to our network. We could be adversely affected if routers from Cisco were to become unavailable on commercially reasonable terms. Qwest, Sprint, MCI WorldCom and MFS, who sell products and services that compete with ours, also are our primary providers of data communications facilities and network capacity. Northpoint Communications and Covad Communications provide us with digital subscriber line services for resale to our customers. We also are dependent upon local exchange carriers, which often are our competitors, to provide telecommunications services and lease physical space to us for routers, modems and other equipment. From time to time we experience delays in the delivery and installation of telecommunications services, which can lead to the loss of existing or potential customers or delays in generating revenues from sales to customers. We cannot assure you that, on an ongoing basis, we will be able to obtain third-party products and services cost-effectively and on the scale and within the time frames we require, or at all. Failure to obtain or to continue to make use of such third-party products and services would have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND ON KEY PERSONNEL AND COULD BE AFFECTED BY THE LOSS OF THEIR SERVICES BECAUSE OF THE LIMITED NUMBER OF QUALIFIED PEOPLE IN OUR INDUSTRY

     Competition for qualified employees and personnel in the Internet services industry is intense and there are a limited number of people with knowledge of and experience in the Internet service industry. The process of locating personnel with the combination of skills and attributes required to carry out our strategies is often lengthy. Our success depends to a significant degree upon our ability to attract and retain qualified management, technical, marketing and sales personnel and upon the continued contributions of such people. We cannot assure you that we will be successful in attracting and retaining qualified executives and personnel. In addition, our employees may voluntarily terminate their employment with us at any time. The loss of the services of key personnel or our failure to attract additional qualified personnel could have a material adverse effect on our business, financial condition and results of operations.

OUR BUSINESS MAY BE ADVERSELY IMPACTED BY YEAR 2000 ISSUES

     The commonly referred to Year 2000 or Y2K issue results from the fact that many computer programs and systems were developed without considering the possible impact of a change in the century designation that occurred on January 1, 2000. As a result, these programs and systems use only two digits instead of four to identify the year in the date field. Systems that do not properly recognize this date could generate wrong data, calculate erroneous results, or fail if the issue was or remains uncorrected. The Year 2000 problem is pervasive and complex, as virtually every company's computer operations potentially could be affected in some way.

     We have identified two main areas of potential Y2K risk in our business:

     - our internal systems or embedded chips could be disrupted or fail, which could negatively impact our services and productivity; and

     - computer systems or embedded technology of third parties, such as our suppliers, vendors, customers, landlords, telecommunication service providers, outsource providers, and others could be disrupted or fail, and thereby adversely affect our operations.

     In order to evaluate the potential impact of the Y2K problem on our business, and to help ensure that our network operations and services to our customers were not and are not interrupted due to the Y2K problem, we undertook an extensive inventory, assessment and remediation program to evaluate and remediate the Y2K compliance status of our equipment, network and systems. We established a Y2K assessment team that was responsible for overseeing this effort.

     Verio assessed the compliance status of all potentially affected systems and equipment, identified from the inventory phase of our Y2K compliance effort, throughout our operations. Compliance status was checked against third party information sources including public statements made by hardware and software vendors, correspondence directly with such vendors, and compilations of compliance information published by other parties. Verio did not independently verify compliance of such hardware and software components utilized within our service or independently verify the contents of the republications.

     We believe that, as a result of our detailed assessment and remediation efforts, the Y2K issue has not posed significant operational problems for us. However, if Y2K compliance problems have not been discovered, or if requisite modifications or remedies have not been undertaken or made, it is possible that the Y2K problem still could have a material impact on our operations. We cannot currently estimate the magnitude of such a possible impact.

     Through the end of 1999, we surveyed, among others, critical vendors, suppliers, customers and financial institutions for Year 2000 compliance. We evaluated the Year 2000 preparedness of our telecommunications providers on which we rely for the network services crucial to our business. In order to reduce potential adverse impacts, we have maintained diverse providers for such network services. However, failure of any one provider could still have a material impact on Verio's operations. Our survey of our third party suppliers indicates that many of them were still working on their own Year 2000 compliance issues through the end of 1999. We are heavily dependent upon the veracity of their testing and statements of compliance as we cannot replicate and independently test the services supplied to us. Though most of these suppliers indicated that their critical systems and technology were Year 2000 ready, at this time we cannot estimate the effect, if any, that non-compliant systems supplied by these entities could have on us. It is possible that the impact on us could be material if one or more of these systems were not Y2K compliant at the end of last year. We continue to work with each of these suppliers to obtain the latest information on their compliance status to assist us in evaluating and developing contingency plans. If any of our material third party suppliers or vendors were not Y2K ready and their non-compliance causes a material disruption to any of their respective businesses or services, our business, operations and/or services could be materially and adversely affected.

     The most significant risks that the Y2K issues continue to present to us include, without limitation, disruption, delay or cessation of operations. Other potential adverse Y2K scenarios include the failure or impairment of software that is provided by a third party and incorporated in one of our service platforms as a result of a Y2K problem. In that case, the particular service that the software supports could likewise become inoperable or perform incorrectly. Further, in the event that third-party-supplied equipment (including customer premise equipment) contains non-Y2K-compliant technology, the systems, operations or services supported by that equipment also could fail or be interrupted. Other potential disruptions could include the interruption in delivery of key supplies from vendors and other interruptions in the normal course of our operations. Even though the date is now past January 1, 2000, and we have not experienced any immediate adverse impact from the transition to the Year 2000, we cannot provide assurance that, in the event that a failure does occur, our services would not suffer degradation or complete failure without warning or remedy, resulting in substantial potential expense.

     While our expenditures to date in our Year 2000 program efforts have not been material, it is possible that the costs associated with our Y2K efforts could increase if it is determined that additional resources are required or if important operational or systems equipment must yet be remediated or replaced. The total cost of our Y2K compliance program is funded through cash on hand and we are expensing these costs, as appropriate. While the financial impact of making all required systems changes or other remediation efforts cannot be known precisely, it is not expected to be material to our financial position, results of operations, or cash flows. We have not cancelled any principal information technology projects as a result of our Y2K efforts, although we have rescheduled and reprioritized some internal tasks in order to accommodate these efforts.

     While we believe that we have adequately addressed the Y2K issue, we cannot assure you that our Y2K compliance effort has prevented every potential interruption or failure, or that the cost and liabilities associated with the Y2K issue will not materially adversely impact our business, prospects, revenues, or financial position.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares of our convertible preferred stock and common stock by the selling stockholders or from the issuance of common stock as dividends. To the extent that we determine to issue shares of our common stock in exchange for funds held in the deposit account on behalf of the holders of the convertible preferred stock, the net proceeds from this issuance will not be in excess of the amount in the deposit account, the aggregate amount of which as of November 11, 1999, was approximately $18.3 million. Unless otherwise indicated in a prospectus supplement, the net proceeds from this sale or any sale of common stock by us and/or Verio, LLC will be added to our general corporate funds and may be used for general corporate purposes. These purposes include continuing the development and implementation of the national backbone, customer care center, network operations center and billing and accounting services and furthering our acquisition and investment strategy. In that regard, we are continually evaluating possible acquisition and investment opportunities to strategically expand our geographic scope and product offering capabilities, and anticipate that we will undertake and effectuate transactions from time to time following the date of this prospectus. We continue to evaluate additional businesses for investment or acquisition and are currently in negotiations with several potential third parties. We may use a portion of the net proceeds from the sale of common stock by us and/or Verio, LLC to fund potential investments and acquisitions. Pending application of the proceeds as described above, the net proceeds from the issuance of the common stock in exchange for funds held in the deposit account on behalf of the holders of the convertible preferred stock or any sale of common stock by us and/or Verio, LLC will be invested in short-term, investment-grade securities.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table shows the deficiency of earnings to cover combined fixed charges and preferred stock dividends of Verio for the last three years and the nine month periods ended September 30, 1998, and September 30, 1999.

                                                                            NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                              ---------------------------   ------------------
                                               1996     1997       1998      1998       1999
                                              ------   -------   --------   -------   --------
Deficiency of earnings to cover combined
  fixed charges and preferred stock
  dividends(*)..............................  (5,825)  (48,253)  (112,423)  (78,750)  (137,537)

---------------

(*) Earnings consist of net loss plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, the portion of rent expense considered to be interest (one-third), and preferred stock dividends.

                  COMMON STOCK SPLIT AND LOSS PER COMMON SHARE

     On August 20, 1999, we completed a two-for-one stock split of our common stock. Share and per share information in historical and pro forma financial statements issued subsequent to August 20, 1999 reflect the effects of the stock split for all periods presented. Accordingly, some loss per share information included in consolidated historical and pro forma financial statements for periods prior to the stock split, which are incorporated by reference in this prospectus, has been adjusted for the stock split as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1996     1997       1998
                                                              ------   -------   --------
Loss per common stock share -- basic and diluted............  $(2.65)  $(20.24)  $  (2.85)
Weighted average common shares outstanding (in thousands)...   1,944     2,290     42,752
Loss per common share before extraordinary item -- pro
  forma.....................................................                        (2.87)
Weighted average common shares outstanding -- pro forma (in
  thousands)................................................                       52,527

                              SELLING STOCKHOLDERS

     The following table sets forth certain information, received through February 10, 2000, with respect to the number of shares of convertible preferred stock beneficially owned and to be registered, the number of shares of common stock beneficially owned and/or to be owned upon conversion of the convertible preferred stock, the percentage of common stock beneficially owned and/or to be owned after conversion of the convertible preferred stock prior to this offering, and the number of shares of common stock to be registered, by the selling stockholders named below. The information is based on information provided by or on behalf of the selling stockholders and, with regard to the beneficial holdings of the selling stockholders, is accurate only to the extent beneficial holdings information was disclosed to us by or on behalf of the selling stockholders. The selling stockholders and holders listed in any supplement to this prospectus, and any transferors, pledgees, donees or successors to these persons, may from time to time offer and sell, pursuant to this prospectus and any subsequent prospectus supplement, any and all of these shares. Any supplement to this prospectus may contain certain additional or varied information about the selling stockholders and/or additional holders, and any of their transferors, pledgees, donees or successors, and the aggregate principal amount of the shares beneficially owned by each person that they are offering. This information will be obtained from the selling stockholders.

     The selling stockholders may offer all, some or none of the convertible preferred stock or common stock listed below. Because the selling stockholders may offer all, some or none of the convertible preferred stock or common stock, no estimate can be given as to the amount or percentage of the convertible preferred stock or common stock that will be held by the selling stockholders upon termination of any of the sales. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their convertible preferred stock or common stock since the date on which they provided the information regarding their convertible preferred stock or common stock to us in transactions exempt from the registration requirements of the Securities Act of 1933, as amended.

     Verio has filed with the SEC, under the Securities Act, a registration statement on Form S-3 of which this prospectus, and any subsequent prospectus supplements, form a part with respect to the resale of the shares of convertible preferred stock from time to time in the PORTAL Market and the resale of the shares of common stock from time to time on the Nasdaq National Market or in privately-negotiated transactions.

     READERS ARE ENCOURAGED TO READ THE FOLLOWING TABLE IN CONNECTION WITH THE "DESCRIPTION OF THE SERIES A CONVERTIBLE PREFERRED STOCK" SECTION IMMEDIATELY FOLLOWING THIS SECTION.

     The shares offered by this prospectus may be offered from time to time by the selling stockholders named below:

                                                     NUMBER OF
                                                     SHARES OF       PERCENTAGE OF
                                                   COMMON STOCK      COMMON STOCK
                                                   BENEFICIALLY      BENEFICIALLY
                                                  OWNED AND/OR TO   OWNED AND/OR TO
                                   NUMBER OF      BE OWNED AFTER    BE OWNED AFTER       NUMBER OF
                                   SHARES OF       CONVERSION OF     CONVERSION OF       SHARES OF        NUMBER OF
                                  CONVERTIBLE     THE CONVERTIBLE   THE CONVERTIBLE     CONVERTIBLE       SHARES OF
                                PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   COMMON STOCK
                                 BENEFICIALLY      PRIOR TO THIS     PRIOR TO THIS     REGISTERED AS    REGISTERED AS
                                OWNED PRIOR TO       OFFERING          OFFERING        PART OF THIS     PART OF THIS
NAME OF SELLING STOCKHOLDER(1)   THIS OFFERING        (2)(3)              (3)            OFFERING         OFFERING
------------------------------  ---------------   ---------------   ---------------   ---------------   -------------
Deutsche Bank Securities Inc.
  (Penry
  Jackson)(4)(18)(19).........       297,600           308,193              *              297,600          308,193
Pacific Life Insurance Company
  (Raymond J. Lee/Elaine M.
  Havens).....................        30,000            31,067              *               30,000           31,067
Forest Fulcrum Fund L.P.
  (Michael A. Boyd,
  Jr.)(18)(19)................        25,000            25,889              *               25,000           25,889
Forest Performance Fund L.P.
  (Michael A. Boyd,
  Jr.)(18)(19)................         8,000             8,284              *                8,000            8,284
Forest Convertible Fund L.P.
  (Michael A. Boyd, Jr.)......         6,000             6,213              *                6,000            6,213
Forest Alternative Strategies
  Fund Series A5M (Michael A.
  Boyd, Jr.)(18)(19)..........           500               517              *                  500              517
Forest Alternative Strategies
  Fund Series A5I (Michael A.
  Boyd, Jr.)(18)(19)..........         1,500             1,553              *                1,500            1,553
Forest Global Convertible Fund
  Series A5 (Michael A. Boyd,
  Jr.)(18)....................        76,500            79,223              *               76,500           79,223
Sylvan IMA LTD. c/o Forest
  Investment Mgmt. (Michael A.
  Boyd, Jr.)..................        11,000            11,391              *               11,000           11,391
Summer Hill Global Partners
  L.P. (Arthur W. Berry/Robert
  J. Cresci) .................         1,600             1,656              *                1,600            1,656

                                                     NUMBER OF
                                                     SHARES OF       PERCENTAGE OF
                                                   COMMON STOCK      COMMON STOCK
                                                   BENEFICIALLY      BENEFICIALLY
                                                  OWNED AND/OR TO   OWNED AND/OR TO
                                   NUMBER OF      BE OWNED AFTER    BE OWNED AFTER       NUMBER OF
                                   SHARES OF       CONVERSION OF     CONVERSION OF       SHARES OF        NUMBER OF
                                  CONVERTIBLE     THE CONVERTIBLE   THE CONVERTIBLE     CONVERTIBLE       SHARES OF
                                PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   COMMON STOCK
                                 BENEFICIALLY      PRIOR TO THIS     PRIOR TO THIS     REGISTERED AS    REGISTERED AS
                                OWNED PRIOR TO       OFFERING          OFFERING        PART OF THIS     PART OF THIS
NAME OF SELLING STOCKHOLDER(1)   THIS OFFERING        (2)(3)              (3)            OFFERING         OFFERING
------------------------------  ---------------   ---------------   ---------------   ---------------   -------------
Christian Science Trustees For
  Gifts and Endowments (Arthur
  W. Berry/Robert J.
  Cresci).....................         6,000             6,213              *                6,000            6,213
General Motors Welfare Benefit
  Trust (L-T Veba) (John B.
  Wagner/Jeffrey S. Smith/
  Daniel J. Sakai/Wai Y. Cheng
  (Albin)/Roy Astrachan)......        61,500            63,689              *               61,500           63,689
The Retail Clerks Pension
  Trust (John B.
  Wagner/Jeffrey S.
  Smith/Daniel J. Sakai/Wai Y.
  Cheng (Albin)/Roy
  Astrachan)..................        23,000            23,818              *               23,000           23,818
Peoples Benefit Life Insurance
  Company (John B. Wagner/
  Jeffrey S. Smith/Daniel J.
  Sakai/Wai Y. Cheng (Albin)/
  Roy Astrachan)..............       163,500           169,320              *              163,500          169,320
National Electrical Benefit
  Fund (John Hague)...........        25,000            25,889              *               25,000           25,889
TECO Energy Retirement Plan
  (John Hague)................         5,000             5,177              *                5,000            5,177
PIMCO Total Return Fund
  (William Gross).............        45,000            46,601              *               45,000           46,601
PIMCO Convertible Bond Fund
  (Sandra Durn)...............        20,000            20,711              *               20,000           20,711
City University of New York
  (Paul Latronica/Tracy
  Maitland)...................         1,386             1,435              *                1,386            1,435
New Orleans Firefighters (Paul
  Latronica/Tracy Maitland)...         2,254             2,334              *                2,254            2,334
Shell Pension Trust (Paul
  Latronica/Tracy Maitland)...         2,987             3,093              *                2,987            3,093
Maryland State Retirement
  System (Paul Latronica/Tracy
  Maitland)...................        30,518            31,604              *               30,518           31,604
Occidental Petroleum (Paul
  Latronica/Tracy Maitland)...         3,718             3,850              *                3,718            3,850
TQA Master Fund, Ltd. (John
  Idone/Paul Bucci)...........        27,500            28,478              *               27,500           28,478
TQA Master Plus Fund, Ltd.
  (John Idone/Paul Bucci).....        35,000            36,245              *               35,000           36,245

                                                     NUMBER OF
                                                     SHARES OF       PERCENTAGE OF
                                                   COMMON STOCK      COMMON STOCK
                                                   BENEFICIALLY      BENEFICIALLY
                                                  OWNED AND/OR TO   OWNED AND/OR TO
                                   NUMBER OF      BE OWNED AFTER    BE OWNED AFTER       NUMBER OF
                                   SHARES OF       CONVERSION OF     CONVERSION OF       SHARES OF        NUMBER OF
                                  CONVERTIBLE     THE CONVERTIBLE   THE CONVERTIBLE     CONVERTIBLE       SHARES OF
                                PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   COMMON STOCK
                                 BENEFICIALLY      PRIOR TO THIS     PRIOR TO THIS     REGISTERED AS    REGISTERED AS
                                OWNED PRIOR TO       OFFERING          OFFERING        PART OF THIS     PART OF THIS
NAME OF SELLING STOCKHOLDER(1)   THIS OFFERING        (2)(3)              (3)            OFFERING         OFFERING
------------------------------  ---------------   ---------------   ---------------   ---------------   -------------
LDG Limited (John Idone/Paul
  Bucci)......................         5,000             5,177              *                5,000            5,177
JMG Capital Partners, L.P.
  (Jonathan M. Glaser)(19)....       141,500           146,537              *              141,500          146,537
JMG Triton Offshore Fund, LTD
  (Jonathan M. Glaser)(19)....       188,925           195,650              *              188,925          195,650
Donaldson, Lufkin & Jenrette
  Securities Corp. (Jake
  Albright/Zoltan
  Zsitvay)(5)(18)(19).........       670,000           693,850              *              670,000          693,850
Allegheny Teledyne Inc.
  Pension Plan (Gerald B.
  Unterman)...................        43,000            44,530              *               43,000           44,530
Colgate-Palmolive Company
  Retirement Trust (Gerald B.
  Unterman)...................        14,000            14,498              *               14,000           14,498
Golden Rule Insurance Company
  (Gerald B. Unterman)........        41,000            42,459              *               41,000           42,459
GranGem 23 41 LLC (Gerald B.
  Unterman)...................        12,000            12,427              *               12,000           12,427
State of Maryland Retirement
  Fund (Gerald B.
  Unterman)...................        56,200            58,200              *               56,200           58,200
NMS Services, Inc. (Kevin
  Beauregard)(6)(19)..........        50,000            51,779              *               50,000           51,779
Banc of America Securities LLC
  (Jonathan
  Sandelman)(18)(19)..........           357               369              *                  357              369
NMS Services (Cayman) Inc.
  (Deidre Hicks)(7)(19).......             0            97,774              *                    0           97,774
Lipper Convertibles, L.P.
  (Kenneth Lipper)(18)(19)....       399,500           413,721              *              399,500          413,721
Allstate Insurance Company
  (David V. Goacher)(19)......        35,700            36,970              *               35,700           36,970
Fidelity Mt. Vernon Street
  Trust: Fidelity Aggressive
  Growth Fund**(8)(19)........       800,000         1,610,278            2.0%             800,000          828,478
Fidelity Financial Trust:
  Fidelity Convertible
  Securities Fund**(8)(19)....        91,500            94,757              *               91,500           94,757
BI Partners LLC (Thomas C.
  Barry)(9)...................             0            60,000              *                    0           39,386
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated (Val
  Mihan)(18)(19)..............       102,750           301,951              *              102,750          301,951

                                                     NUMBER OF
                                                     SHARES OF       PERCENTAGE OF
                                                   COMMON STOCK      COMMON STOCK
                                                   BENEFICIALLY      BENEFICIALLY
                                                  OWNED AND/OR TO   OWNED AND/OR TO
                                   NUMBER OF      BE OWNED AFTER    BE OWNED AFTER       NUMBER OF
                                   SHARES OF       CONVERSION OF     CONVERSION OF       SHARES OF        NUMBER OF
                                  CONVERTIBLE     THE CONVERTIBLE   THE CONVERTIBLE     CONVERTIBLE       SHARES OF
                                PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   COMMON STOCK
                                 BENEFICIALLY      PRIOR TO THIS     PRIOR TO THIS     REGISTERED AS    REGISTERED AS
                                OWNED PRIOR TO       OFFERING          OFFERING        PART OF THIS     PART OF THIS
NAME OF SELLING STOCKHOLDER(1)   THIS OFFERING        (2)(3)              (3)            OFFERING         OFFERING
------------------------------  ---------------   ---------------   ---------------   ---------------   -------------
Tribeca Investments L.L.C.
  (Allan Tett) ...............       138,200           143,119              *              138,200          143,119
Putnam Funds Trust-Putnam High
  Yield Fund II (Jennifer
  Leichter/Rosemary Thomsen/
  Robert Paine)(19)...........       143,760           148,877              *              143,760          148,877
Agway Inc. Employees'
  Retirement Trust (Jennifer
  Leichter/Rosemary Thomsen/
  Robert Paine)...............         3,260             3,376              *                3,260            3,376
Abbot Laboratories Annuity
  Retirement Plan (Jennifer
  Leichter/Rosemary Thomsen/
  Robert Paine)...............         6,000             6,213              *                6,000            6,213
Strategic Global Fund-High
  Yield Fixed Income (Putnam)
  Fund (Jennifer
  Leichter/Rosemary
  Thomsen/Robert Paine).......         6,480             6,710              *                6,480            6,710
Ameritech Pension Trust
  (Jennifer Leichter/Rosemary
  Thomsen/ Robert Paine)......         6,000             6,213              *                6,000            6,213
Southern Farm Bureau Annuity
  Insurance Co. (Jennifer
  Leichter/Rosemary Thomsen/
  Robert Paine)...............         6,400             6,627              *                6,400            6,627
Children's Hospital
  Corporation Pension Plan
  (Jerry Zukowski)............         8,500             8,802              *                8,500            8,802
Children's Hospital
  Corporation Maintenance
  Employees Pension Plan
  (Jerry Zukowski)............           213               220              *                  213              220
Putnam High Yield Managed
  Trust (Jennifer Leichter/
  Rosemary Thomsen/Robert
  Paine)(19)..................        24,200            25,061              *               24,200           25,061
Putnam High Yield Fixed Income
  Fund, LLC (Jennifer
  Leichter/ Rosemary
  Thomsen/Robert Paine)(19)...        10,000            10,355              *               10,000           10,355
CPR (USA) Inc. (Richard
  Meckler/Steven
  Rogers/Olivier Mirat/Bernard
  Crutz/Bernard Dennery/Alec
  de Lesardiere/ Warren
  Stein)......................        14,000            14,498              *               14,000           14,498

                                                     NUMBER OF
                                                     SHARES OF       PERCENTAGE OF
                                                   COMMON STOCK      COMMON STOCK
                                                   BENEFICIALLY      BENEFICIALLY
                                                  OWNED AND/OR TO   OWNED AND/OR TO
                                   NUMBER OF      BE OWNED AFTER    BE OWNED AFTER       NUMBER OF
                                   SHARES OF       CONVERSION OF     CONVERSION OF       SHARES OF        NUMBER OF
                                  CONVERTIBLE     THE CONVERTIBLE   THE CONVERTIBLE     CONVERTIBLE       SHARES OF
                                PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   COMMON STOCK
                                 BENEFICIALLY      PRIOR TO THIS     PRIOR TO THIS     REGISTERED AS    REGISTERED AS
                                OWNED PRIOR TO       OFFERING          OFFERING        PART OF THIS     PART OF THIS
NAME OF SELLING STOCKHOLDER(1)   THIS OFFERING        (2)(3)              (3)            OFFERING         OFFERING
------------------------------  ---------------   ---------------   ---------------   ---------------   -------------
Pell Rudman Trust Company
  (Jeffrey Thomas)(10)........         4,650            67,350              *                4,650            4,815
ICI American Holdings Trust
  (George A. Froley III/Andrea
  O'Connell/James Barry/Ravi
  Malik)......................        28,350            29,359              *               28,350           29,359
Zeneca Holdings Trust (George
  A. Froley III/Andrea
  O'Connell/James Barry/Ravi
  Malik)......................        22,950            23,766              *               22,950           23,766
Delaware Pers (George A.
  Froley III/Andrea
  O'Connell/James Barry/Ravi
  Malik)......................        49,500            51,262              *               49,500           51,262
Starvest Combined Portfolio
  (George A. Froley III/Andrea
  O'Connell/James Barry/Ravi
  Malik)......................        10,250            10,614              *               10,250           10,614
State of Oregon Equity (George
  A. Froley III/Andrea
  O'Connell/James Barry/Ravi
  Malik)......................       151,750           157,151              *              151,750          157,151
C&H Sugar Company, Inc.
  (George A. Froley III/Andrea
  O'Connell/James Barry/Ravi
  Malik)......................         2,825             2,925              *                2,825            2,925
Aloha Airlines Non-Pilots
  Pension Trust (George A.
  Froley III/ Andrea
  O'Connell/James Barry/Ravi
  Malik)......................         1,800             1,864              *                1,800            1,864
Aloha Airlines Pilots
  Retirement Trust (George A.
  Froley III/ Andrea
  O'Connell/James Barry/Ravi
  Malik)......................         1,050             1,087              *                1,050            1,087
Hawaiian Airlines Pension Plan
  for Salaried Employees
  (George A. Froley III/Andrea
  O'Connell/James Barry/Ravi
  Malik)......................           400               414              *                  400              414
Hawaiian Airlines Pilots
  Retirement Plan (George A.
  Froley III/Andrea O'Connell/
  James Barry/Ravi Malik).....         2,425             2,511              *                2,425            2,511

                                                     NUMBER OF
                                                     SHARES OF       PERCENTAGE OF
                                                   COMMON STOCK      COMMON STOCK
                                                   BENEFICIALLY      BENEFICIALLY
                                                  OWNED AND/OR TO   OWNED AND/OR TO
                                   NUMBER OF      BE OWNED AFTER    BE OWNED AFTER       NUMBER OF
                                   SHARES OF       CONVERSION OF     CONVERSION OF       SHARES OF        NUMBER OF
                                  CONVERTIBLE     THE CONVERTIBLE   THE CONVERTIBLE     CONVERTIBLE       SHARES OF
                                PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   COMMON STOCK
                                 BENEFICIALLY      PRIOR TO THIS     PRIOR TO THIS     REGISTERED AS    REGISTERED AS
                                OWNED PRIOR TO       OFFERING          OFFERING        PART OF THIS     PART OF THIS
NAME OF SELLING STOCKHOLDER(1)   THIS OFFERING        (2)(3)              (3)            OFFERING         OFFERING
------------------------------  ---------------   ---------------   ---------------   ---------------   -------------
Hawaiian Airlines Employees
  Pension Plan -- IAM (George
  A. Froley III/Andrea
  O'Connell/James Barry/Ravi
  Malik)......................         1,575             1,631              *                1,575            1,631
Queens Health Plan (George A.
  Froley III/Andrea O'Connell/
  James Barry/Ravi Malik).....           650               673              *                  650              673
Nalco Chemical Company (George
  A. Froley III/Andrea
  O'Connell/James Barry/Ravi
  Malik)......................         6,500             6,731              *                6,500            6,731
Island Holdings, Inc. (George
  A. Froley III/Andrea
  O'Connell/ James Barry/Ravi
  Malik)......................           250               258              *                  250              258
Public Employees' Retirement
  Association of Colorado
  (Norman Benedict)(11).......        20,000           298,611              *               20,000           20,711
Jackson Investment Fund Ltd.
  (Kenneth C. Griffin)........         2,400             2,485              *                2,400            2,485
AIG SoundShore Opportunity
  Holdings Fund Ltd. (Howard
  I. Fischer)(12).............        17,500            18,122              *               17,500           18,122
LLT Limited (Michael Boyd)....         1,500             1,553              *                1,500            1,553
Paloma Strategic Securities
  Limited (S. Donald
  Sussman)(18)(19)............        60,000            62,135              *               60,000           62,135
Paloma Securities LLC (S.
  Donald Sussman)(18)(19).....       190,000           196,763              *              190,000          196,763
UBS Portfolio LLC (Dan
  Coleman)(18)(19)............       347,500           359,870              *              347,500          359,870
BNP Arbitrage SNC (Greg
  Levinson)(19)...............        55,657            57,638              *               55,657           57,638
Calamos Market Neutral Fund --
  Calamos Investment Trust
  (John P. Calamos/John P.
  Calamos Jr./Nick Calamos)...         1,500             1,553              *                1,500            1,553
Consulting Group Capital
  Markets Funds (John P.
  Calamos/ John P. Calamos
  Jr./Nick Calamos)...........         3,000             3,106              *                3,000            3,106
CIBC World Markets (Scott
  Finlay)(18)(19).............       177,500           183,818              *              177,500          183,818

                                                     NUMBER OF
                                                     SHARES OF       PERCENTAGE OF
                                                   COMMON STOCK      COMMON STOCK
                                                   BENEFICIALLY      BENEFICIALLY
                                                  OWNED AND/OR TO   OWNED AND/OR TO
                                   NUMBER OF      BE OWNED AFTER    BE OWNED AFTER       NUMBER OF
                                   SHARES OF       CONVERSION OF     CONVERSION OF       SHARES OF        NUMBER OF
                                  CONVERTIBLE     THE CONVERTIBLE   THE CONVERTIBLE     CONVERTIBLE       SHARES OF
                                PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   COMMON STOCK
                                 BENEFICIALLY      PRIOR TO THIS     PRIOR TO THIS     REGISTERED AS    REGISTERED AS
                                OWNED PRIOR TO       OFFERING          OFFERING        PART OF THIS     PART OF THIS
NAME OF SELLING STOCKHOLDER(1)   THIS OFFERING        (2)(3)              (3)            OFFERING         OFFERING
------------------------------  ---------------   ---------------   ---------------   ---------------   -------------
Donald Gene Smith (Donald Gene
  Smith)(13)..................             0           157,544              *                    0           78,772
Lincoln National Convertible
  Securities Fund (Robert
  Schwartz)...................        50,000            51,779              *               50,000           51,779
McMahan Securities Company,
  L.P. (Ronald Fertig)(18)....           546               565              *                  546              565
Argent Classic Convertible
  Arbitrage Fund (Bermuda)
  L.P. (Henry Cox)(19)........        40,000            41,423              *               40,000           41,423
Morgan Stanley Dean Witter
  Convertible Securities Trust
  (Ellen Gold)(19)............        50,000            51,779              *               50,000           51,779
Douglas Robert Schneider
  (Douglas Robert
  Schneider)(14)..............             0            53,530              *                    0           50,000
Granville Capital Corporation
  (George Soras/Stanley
  Druckenmiller)..............       290,000           300,323              *              290,000          300,323
Morgan Stanley & Co.
  Incorporated (Andrew Charles
  Pipa)(18)(19)...............       168,600           174,601              *              168,600          174,601
Salomon Smith Barney Inc.
  (Mark Hunt)(15)(18)(19).....        61,726            63,923              *               61,726           63,923
General Motors Employees
  Global Group Pension Trust
  (Peter D. Luke)(20).........       157,600           178,610              *              157,600          163,210
Motors Insurance Corporation
  (Peter D. Luke).............        39,400            40,802              *               39,400           40,802
General Motors Foundation,
  Inc. (Peter D. Luke)........         7,000             7,249              *                7,000            7,249
Delphi Foundation, Inc. (Peter
  D. Luke)....................         1,000             1,035              *                1,000            1,035
White River Securities LLC(Yan
  Erlikh)(19).................        25,000            25,889              *               25,000           25,889
Bear, Stearns & Co. Inc. (Yan
  Erlikh)(18)(19).............        25,000            25,889              *               25,000           25,889
The Estate of James Campbell
  (George Douglas/Jim
  Abbott/Ken Raguse)..........        13,400            13,877              *               13,400           13,877
ITG Inc. (George Douglas/Jim
  Abott/Ken Raguse)...........         2,600             2,692              *                2,600            2,692

                                                     NUMBER OF
                                                     SHARES OF       PERCENTAGE OF
                                                   COMMON STOCK      COMMON STOCK
                                                   BENEFICIALLY      BENEFICIALLY
                                                  OWNED AND/OR TO   OWNED AND/OR TO
                                   NUMBER OF      BE OWNED AFTER    BE OWNED AFTER       NUMBER OF
                                   SHARES OF       CONVERSION OF     CONVERSION OF       SHARES OF        NUMBER OF
                                  CONVERTIBLE     THE CONVERTIBLE   THE CONVERTIBLE     CONVERTIBLE       SHARES OF
                                PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   COMMON STOCK
                                 BENEFICIALLY      PRIOR TO THIS     PRIOR TO THIS     REGISTERED AS    REGISTERED AS
                                OWNED PRIOR TO       OFFERING          OFFERING        PART OF THIS     PART OF THIS
NAME OF SELLING STOCKHOLDER(1)   THIS OFFERING        (2)(3)              (3)            OFFERING         OFFERING
------------------------------  ---------------   ---------------   ---------------   ---------------   -------------
Any other holder of
  convertible preferred stock
  or future transferee from
  any such holder(16)(17).....     1,178,138         1,220,076            1.5%           1,178,138        1,220,076
                                   ---------        ----------           ----            ---------        ---------
         Totals...............     7,200,000         9,158,277           10.7%           7,200,000        7,917,726
                                   =========        ==========           ====            =========        =========

---------------

  *  Less than 1%.

  ** (Edward C. Johnson 3d/J. Gary Burkhead/Ralph F. Cox/Phyllis Burke
     Davis/Robert M. Gates/E. Bradley Jones/Donald J. Kirk/Peter S. Lynch/William O. McCoy/Gerald C. McDonough/Marvin L. Mann/Robert C. Pozen/Thomas R. Williams/Abigail P. Johnson/Fergus Shiel/Eric D. Rotter/Richard A. Silver/Matthew N. Karstetter/John H. Costello/Leonard M.
     Rush).

 (1) The name of selling stockholders and the number of securities held by selling stockholders may be amended subsequent hereto pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended.

 (2) Assumes that, for each selling stockholder, the aggregate number of shares of convertible preferred stock held by that selling stockholder is converted to common stock pursuant to a ratio of one convertible preferred stock equal to 1.03559763303 shares of common stock. This latter figure has been calculated by dividing the liquidation preference of $50.00 per share by the conversion price of $48.2813. The conversion price of $48.2813 represents the conversion price after taking into account and adjusting for our two-for-one stock split completed on August 20, 1999. Based upon the aggregate conversion, a cash payment will be made in lieu of any fractional interest.

 (3) Unless otherwise indicated in the table or by footnote, all shares of common stock beneficially owned by the selling stockholders are shares issuable upon conversion of the convertible preferred stock. Percentage ownership is based on 85,530,113 shares of our common stock, representing 78,073,811 total shares of our common stock outstanding as of January 19, 2000 plus 7,456,302 shares of our common stock to be issued if all of our convertible preferred stock converts to common stock pursuant to the conversion ratio in footnote 2 above. The percentage ownership does not include shares of common stock that may be issued by us as dividends on the convertible preferred stock or in exchange for funds in the deposit account.

 (4) Deutsche Bank Securities Inc. was involved in underwriting the convertible preferred stock in the Rule 144A offering completed on July 20, 1999.

 (5) Donaldson, Lufkin & Jenrette Securities Corporation was involved in underwriting the convertible preferred stock in the Rule 144A offering completed on July 20, 1999. It also was a co-manager in our 1998 offering of 11 1/4% Senior Notes due 2008 and in our 1998 initial public offering.

 (6) NMS Services, Inc. is a subsidiary of Banc of America Securities LLC.

 (7) NMS Services (Cayman) Inc. is a subsidiary to Banc of America Securities
     LLC.

 (8) In addition to the shares registered here, Fidelity Mt. Vernon Street
     Trust: Fidelity Aggressive Growth Fund owns 781,800 shares of our common stock as of January 31, 2000. In addition, Fidelity Management & Research Company, a subsidiary of FMR Corp. and an investment advisor to Fidelity Mt. Vernon Street Trust: Fidelity Aggressive Growth Fund and Fidelity Financial Trust: Fidelity Convertible Securities Fund, beneficially owns as of January 31, 2000, 5,454,700 shares of our common stock as a result of acting as investment advisor to such entities and certain others. FMR Corp. holds indirectly, as of January 31, 2000, 5,822,600 shares of our common stock and the entire amount of convertible preferred stock being registered herein.

 (9) BI Partners LLC beneficially owns 60,000 shares of our common stock as of January 13, 2000, of which 39,386 shares are included in this offering pursuant to the terms of a warrant assumed by us on January 5, 1999. Until January 4, 1999, Thomas C. Barry, managing member of BI Partners LLC, was a director of Best Internet Communications, Inc., our wholly-owned subsidiary as of January 5, 1999.

(10) In addition to the shares registered here, Pell Rudman Trust Company beneficially owns 62,535 shares of our common stock as of February 1, 2000.

(11) In addition to the shares registered here, Public Employees' Retirement Association of Colorado beneficially owns 277,900 shares of our common stock as of January 24, 2000.

(12) In addition to the shares registered here, AIG SoundShore Opportunity Holdings Fund Ltd. beneficially owns as of February 9, 2000 30 Verio Inc. May 00 35 Puts, the underlying security of which is our common stock.

(13) Donald Gene Smith beneficially owns 157,544 shares of our common stock as of January 12, 2000, of which 78,772 shares are included in this offering pursuant to the terms of a warrant assumed by us on January 5, 1999.

(14) In addition to the shares registered here, Douglas Robert Schneider beneficially owns 3,530 shares of our common stock as of January 24, 2000. Mr. Schneider also is an employee of our company.

(15) Salomon Smith Barney Inc. was involved in underwriting the convertible preferred stock in the Rule 144A offering completed on July 20, 1999.

(16) Information concerning other holders of convertible preferred stock will be set forth in prospectus supplements from time to time, if required.

(17) Assumes that any other holders of convertible preferred stock or any future transferees from any such holders do not beneficially own any common stock other than common stock into which the convertible preferred stock is convertible at the conversion ratio of one convertible preferred stock equal to 1.03559763303 shares of common stock.

(18) The selling stockholder is a broker-dealer.

(19) As an affiliate of a broker-dealer, the selling stockholder purchased the securities being registered here for resale in the ordinary course of business and, at the time of the purchase of the securities registered here for resale, had no agreements, either directly or indirectly, with any person to distribute the securities.

(20) In addition to the shares registered here, General Motors Employees Global Pension Trust beneficially owns 15,400 shares of our common stock as of February 9, 2000.

     Names of natural persons appearing in parentheses after the names of selling stockholders in the table above denote information supplied to us by or on behalf of the selling stockholders as to the natural persons with voting or investment control over our convertible preferred stock and/or common stock.

     Other than as noted above, none of the selling stockholders has had any material relationship with us or our affiliates within the past three years. All of the convertible preferred stock and common stock set forth above were "restricted securities" under the Securities Act of 1933, as amended, prior to this registration.

     We agreed with the selling stockholders to file the registration statement to register the resale of the shares. We agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until such time as all of the securities covered by this registration statement may be freely sold by the selling stockholders without registration pursuant to Rule 144(k) of the Securities Act of 1933, as amended, assuming none of the selling stockholders is an affiliate of Verio. However, with regard to BI Partners LLC and Donald Gene Smith, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and NMS Services (Cayman) Inc., on the other hand, we have agreed only to keep the registration statement effective as to our common stock for at least 180 days in the case of the former and 120 days in the case of the latter. For Merrill Lynch, Pierce, Fenner & Smith Incorporated, this latter limitation only applies to the extent that the common stock it holds was not received as a result of converting our convertible preferred stock to common stock.

            DESCRIPTION OF THE SERIES A CONVERTIBLE PREFERRED STOCK

     On July 20, 1999, we issued and sold 7,200,000 shares of our 6.75% Series A convertible preferred stock, par value $0.001 per share. We issued the convertible preferred stock, in part, in order to raise funds to continue the development and implementation of our national backbone, customer care center, network operations center and billing and accounting services. We also raised the funds to support our general working capital purposes and to further our acquisition and investment strategy.

     The following summary description of our convertible preferred stock and the deposit account is qualified in its entirety by reference to our certificate of incorporation, the certificate of designation governing the convertible preferred stock and the deposit agreement. Our certificate of incorporation, the certificate of designation and the deposit agreement have been filed, or are incorporated by reference, as exhibits to the registration statement on Form S-3 filed with the Securities and Exchange Commission. This prospectus is a part of that registration statement. Copies of the forms of the certificate of designation and deposit agreement will be made available to prospective investors upon request.

RANKING

     The convertible preferred stock ranks:

     - senior to all classes of our common stock and to all classes of capital stock or series of preferred stock that do not expressly provide that they rank senior to or on a parity with the convertible preferred stock as to dividend distributions and distributions upon liquidation, winding up and dissolution;

     - on a parity with any preferred stock issued by Verio in the future and any classes of capital stock or series of preferred stock that expressly provide that they rank on a parity with the convertible preferred stock as to dividend distributions and distributions upon liquidation, winding up and dissolution; and

     - junior to all classes of capital stock and series of preferred stock that expressly provide that they rank senior to the convertible preferred stock as to dividend distributions and distributions upon liquidation, winding up and dissolution.

     The convertible preferred stock also ranks junior in right of payment to all indebtedness and other liabilities of Verio.

DEPOSIT ACCOUNT

     When we sold the shares of convertible preferred stock on July 20, 1999, purchasers of the shares deposited at the same time $24,275,155.89 of the total purchase price of $348,300,000 into an account, which we call the deposit account. The deposit account was established to provide for the payment of the equivalent of the first year of dividends on the convertible preferred stock and because various covenants and conditions contained in our debt instruments otherwise limit our ability to pay directly cash dividends on our securities. Norwest Bank Minnesota, N.A. holds the deposit account on behalf of the holders of the convertible preferred stock and acts as the deposit agent for the convertible preferred stock. The funds in the deposit account have been invested in U.S. government obligations or U.S. government guaranteed obligations which, together with the earnings on those funds, will be sufficient to pay in quarterly installments the equivalent of the first year of dividends on the convertible preferred stock.

     Through August 1, 2000, holders of the convertible preferred stock are entitled to a quarterly cash payment from the deposit account in an amount equal to $0.8438 per share, subject to our rights to cause shares of our common stock to be purchased in lieu of cash. The quarterly cash payment from the deposit account is called the quarterly return amount. Payments of the quarterly return amount commenced November 1, 1999, and another payment occurred on February 1, 2000. Payments will continue through August 1, 2000, unless earlier terminated. After that date, dividends will begin to accrue on the convertible preferred stock. However, as we discuss below, dividends may begin to accrue earlier if the deposit account is earlier terminated.

     Prior to each of May 1 and August 1, 2000, we may elect to issue shares of our common stock in lieu of releasing cash from the deposit account to satisfy the quarterly return amount. If we choose to issue common stock, Norwest Bank will purchase from us, for transfer to each holder of our convertible preferred stock, that number of whole shares of our common stock determined by dividing the quarterly return amount by either,

          (A) 97% of the market value (calculated as described below) of our common stock, if (1) the shares of common stock are issued pursuant to a registration statement, (2) a shelf registration statement registering the resale of the shares is effective, or (3) the shares are eligible for immediate resale pursuant to Rule 144(k) under the Securities Act; or

          (B) in all other cases, 93% of the market value of our common stock,

in each case as of the date of the notice. In that instance, holders of convertible preferred stock will receive shares of our common stock rather than a cash payment. Clause (A) or (B), as the case may be, is referred to as the "Market Value Amount."

     Market value is calculated, as of any particular date, based on the average daily closing price over the five consecutive trading days ending immediately prior to the particular date. The closing price for each day will be the last sales price or, if no reported sales take place on that day, the average of the last reported bid and asked price on that day. The closing price will be determined from shares of our common stock admitted to trading or listed on the principal national securities exchange for our common stock, or if not listed or admitted to trading on the exchange, the representative closing bid price as reported by the Nasdaq National Market or other similar organization if the Nasdaq National Market is no longer reporting the information, or if not available, the fair market price as determined in good faith by our board of directors.

     Unless we have delivered to Norwest Bank a notice instructing Norwest Bank to purchase shares of common stock from us, Norwest Bank will deliver to each holder of convertible preferred stock the quarterly return amount on May 1 and August 1, 2000, each such date being called a deposit payment date and the last date also being called the deposit expiration date, unless the deposit account is terminated earlier in the manner described below. If we choose to deliver to Norwest Bank a notice, the notice must be given at any time prior to or on the tenth business day prior to the applicable deposit payment date or deposit expiration date, as the case may be. The following table sets forth each deposit payment date/deposit expiration date and the corresponding last day that we may give a notice relating to it:

DEPOSIT PAYMENT DATE/DEPOSIT
EXPIRATION DATE                                       LAST DAY FOR NOTICE
----------------------------                          -------------------
May 1, 2000........................................   April 17, 2000
August 1, 2000.....................................   July 18, 2000

     If we have delivered a notice to Norwest Bank, Norwest Bank will, as instructed by us in the notice, purchase from us, for delivery to each holder of convertible preferred stock in lieu of all or a portion of the quarterly return amount which has not been previously paid in cash or shares of our common stock, on the next deposit payment date, that number of whole shares of common stock determined by dividing such quarterly return amount by the Market Value Amount as of the notice date. Norwest Bank's obligation to purchase shares of common stock from us is secured by the funds in the deposit account.

     For example, if we gave a notice to Norwest Bank on April 14, 2000 invoking our right to have shares of common stock purchased from us in lieu of the quarterly return amount to be paid on May 1, 2000, Norwest Bank would purchase from us that number of whole shares of our common stock equal to the quarterly return amount each holder of convertible preferred stock is to receive divided by the Market Value Amount on April 14, 2000. Assuming that the resale registration statement, of which this prospectus is a part, is effective at the time that we give notice, the Market Value Amount on April 14, 2000 would be 97% of the market value of our common stock. In this example, the market value would be calculated as of April 14, 2000, based on the average of the daily closing price for the five consecutive trading days ending on April 13, 2000. Assuming the closing price for each day is the last sales price of our common stock on the Nasdaq National Market, and assuming that the last sales price of our common stock on each of the five consecutive trading days is $50.00 per share, the Market Value Amount would be 97% of $50.00, or $48.50. Consequently, assuming that there is only one holder of convertible preferred stock, the quarterly return amount for that holder would be $0.8438 multiplied by 7,200,000 shares of convertible preferred stock, or $6,075,360, and the number of whole shares to be purchased would be $6,075,360 divided by $48.50, or an aggregate 125,265 shares of our common stock.

     To the extent that we choose to have shares of common stock delivered in lieu of cash from the deposit account, we must deliver, for and on behalf of the deposit agent, the shares of common stock acquired by the deposit agent directly to holders of our convertible preferred stock.

     In the event of any conversion of the convertible preferred stock into shares of our common stock prior to the deposit expiration date, we will be paid any funds remaining in the deposit account allocable to those shares of convertible preferred stock so converted. As a result, holders of convertible preferred stock will not receive any partial payment from the deposit account if they convert their shares prior to the record date for such full quarterly return amount.

     On the deposit expiration date, Norwest Bank is obligated to deliver to the holders of convertible preferred stock any cash remaining in the deposit account on that date, after first paying itself for any fees and expenses it is owed as a result of acting as the deposit agent, unless, prior to the deposit expiration date, we deliver a notice to Norwest Bank requiring it to purchase from us for delivery to holders who are entitled to the proceeds from the deposit account that number of whole shares of our common stock determined by dividing the balance remaining in the deposit account by the Market Value Amount as of the date of the notice.

     We retain the right to terminate the deposit account before the deposit expiration date if:

          (A) we obtain amendments to the covenants under our various debt obligations permitting us to pay cash dividends; and

          (B) the trading price, on any date, for the convertible preferred stock equals or exceeds $50.00 per share.

     We will give notice to the holders of the convertible preferred stock, and instruct Norwest Bank in writing immediately to distribute the remaining balance of the deposit account to us. If we elect early termination of the deposit account, the convertible preferred stock will begin to accrue dividends from the last deposit payment date preceding the election to terminate the deposit account.

     Upon the final resolution, including the final resolution of all appeals or rights to appeal in any court, of any voluntary or involuntary dissolution, liquidation or winding up of our company, Norwest Bank will be required to return to the holders of the convertible preferred stock any funds at the time remaining in the deposit account, after first paying itself for any fees and expenses it is owed as a result of acting as the deposit agent. While we consider the funds placed in the deposit account to be the property of the purchasers of the convertible preferred stock and not our property, in a bankruptcy proceeding, our creditors or a trustee in bankruptcy could claim that those funds constituted property of our bankrupt estate. If that claim were upheld, access to the funds in the deposit account by the purchasers of the convertible preferred stock would be denied until all our indebtedness had been paid in full.

     References throughout this prospectus to common stock issuable as dividends shall be deemed to include common stock purchased from us by the deposit agent pursuant to the deposit agreement.

DIVIDENDS

     The holders of shares of the convertible preferred stock are entitled to receive cumulative dividends on and after August 1, 2000, or earlier if the deposit account is terminated, and when, as and if our board of directors declares a dividend. Any cumulative dividends are subject to the prior rights of holders of any preferred stock ranking senior to, or on a parity with, the convertible preferred stock.

     The cumulative dividends are payable at a rate per annum of 6.75% of the liquidation preference of $50.00 per share, or $3.375 per share. To the extent declared and paid, the cumulative dividends shall be distributed quarterly on each November 1, February 1, May 1 and August 1 -- each, a dividend payment date. If any of these dates is not a business day, the payment shall be made on the next succeeding business day. Dividends will be paid to holders of record as they appear on our stock register on a particular date, not more than 60 days nor less than 10 days preceding the dividend payment date, as fixed by our board of directors -- each, a record date. Dividends will be payable at our option:

     - in cash;

     - by delivery of fully paid and non-assessable shares of our common stock to holders (determined as described below); or

     - any combination of the foregoing.

     Although we have the option of paying dividends in cash, we are restricted from doing so by the various covenants and conditions contained in our debt instruments. Because of these restrictions, it is unlikely that we will pay dividends in cash.

     If we pay dividends in shares of common stock, the number of shares of common stock to be issued on each dividend payment date will be determined by dividing the total dividend to be paid on each share of convertible preferred stock by the Market Value Amount as of the applicable record date.

     For example, if a record date is established by our board of directors for October 18, 2000 relating to the dividend to be paid on November 1, 2000, and if we elect to pay the dividend in shares of common stock, the number of shares of common stock to be issued on November 1, 2000 to each holder of convertible preferred stock would be that number of whole shares of our common stock equal to the quarterly dividend payment amount each holder of convertible preferred stock is to receive divided by the Market Value Amount on October 18, 2000. Assuming that the resale registration statement, of which this prospectus is a part, is effective at the time that we give notice, the Market Value Amount on October 18, 2000 would be 97% of the market value of our common stock. In this example, the market value would be calculated as of October 18, 2000, based on the average of the daily closing price for the five consecutive trading days ending on October 17, 2000. Assuming the closing price for each day is the last sales price of our common stock on the Nasdaq National Market, and assuming that the last sales price of our common stock on each of the five consecutive trading days is $60.00 per share, the Market Value Amount would be 97% of $60.00, or $58.20. Consequently, assuming that there are two holders holding collectively all 7,200,000 shares of convertible preferred stock, the quarterly dividend payment for each holder would be $0.8438 multiplied by 3,600,000 shares of convertible preferred stock, or $3,037,680, and the number of whole shares to be purchased would be $3,037,680 divided by $58.20, or an aggregate 52,193 shares of our common stock.

     We will not issue fractional shares of common stock as dividends. Instead, proceeds from the sale of aggregated fractional interests will be distributed to the holders of the convertible preferred stock in cash. We will pay the expenses of the transfer agent with respect to the sale of the aggregated fractional interests, including brokerage commissions. In the event the sale by the transfer agent of the aggregated fractional interests would be restricted, Verio and the transfer agent will agree upon other appropriate arrangements for obtaining cash in lieu of the fractional interests. Dividends payable on the convertible preferred stock for any period greater or less than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Dividends on the convertible preferred stock will accrue:

     - whether or not we have earnings or profits;

     - whether or not there are funds legally available for the payment of such dividends; and

     - whether or not dividends are declared.

     Dividends will accumulate interest free to the extent they are not paid on the dividend payment date for the period to which they relate.

     We will only declare dividends if all dividends for preceding periods have been declared and paid.

     We will not declare and pay any dividends on or redeem or purchase any of our stock ranking junior to or ratably with the convertible preferred stock, unless full cumulative dividends on the convertible preferred stock have been paid or declared and a sum sufficient for the payment of dividends is set apart. However, regardless of whether we have paid full cumulative dividends on the convertible preferred stock, we may do the following:

          (1) declare and pay a dividend on junior stock payable solely in shares of the junior stock or options, warrants or rights to purchase the junior stock;

          (2) declare and pay a dividend on stock ranking ratably with the convertible preferred stock payable solely in shares of our stock ranking junior to or ratably with the convertible preferred stock or options, warrants or rights to purchase our stock ranking junior to or ratably with the convertible preferred stock;

          (3) declare and pay any dividend on, or redeem or purchase, stock ranking junior to or ratably with the convertible preferred stock so long as the money for the dividend, redemption or purchase is derived from the proceeds of the offering of the same securities or a substantially concurrent offering of related securities; and

          (4) we may make cash payments in lieu of fractional shares pursuant to any stock split or warrant, option or other similar agreement.

     If full dividends have not been declared and paid or set apart on the convertible preferred stock and any other preferred stock ranking ratably with the convertible preferred stock as to dividends, dividends may be declared and paid on the convertible preferred stock and the other ratable preferred stock. In this case, the dividends shall be declared and paid pro rata so that the amounts of dividends declared per share on the convertible preferred stock and the other ratable preferred stock will in all cases bear the same ratio to each other that accrued and unpaid dividends per share on the shares of the convertible preferred stock and the other preferred stock bear to each other. Moreover, if the dividends are paid in cash on the other ratable preferred stock, dividends will also be paid in cash on the convertible preferred stock.

     The holders of convertible preferred stock at the close of business on a record date will be entitled to receive the dividend payment on those shares on the corresponding dividend payment date. This right applies even if the holder subsequently converts the convertible preferred stock to our common stock. This right also applies even if we default in our payment of the dividend due on that dividend payment date. Except for shares of convertible preferred stock converted after a dividend record date, we will make no payment or allowance for unpaid dividends on shares of our convertible preferred stock converted into our common stock or for dividends on the shares of our common stock issued upon conversion of our convertible preferred stock.

CONVERSION RIGHTS

     Each share of convertible preferred stock is convertible at any time at the option of the holder into that number of shares of our common stock equal to the liquidation preference of $50.00 divided by a conversion price of $48.2813. However, the conversion price may be adjusted as described below. We refer to the conversion price as adjusted as the conversion price in this prospectus.

     For example, under the conversion price in effect as of the date of this prospectus, if all 7,200,000 shares of convertible preferred stock were held by one holder and were converted to common stock, the convertible preferred stock would convert into 7,456,302 shares of our common stock. If this same conversion of the convertible preferred stock had occurred on December 17, 1999, when there were 77,740,607 shares of our common stock outstanding, the conversion would have resulted in an aggregate 85,196,909 shares of common stock outstanding. The common stock issued upon the conversion of the convertible preferred stock on December 17, 1999 would have represented approximately 8.75% of total amount of common stock outstanding.

     We have the option of paying all accumulated and unpaid dividends in cash or by issuing shares of our common stock equal to the amount of accumulated and unpaid dividends divided by the Market Value Amount as of the conversion date.

     Convertible preferred stock surrendered for conversion during the period between the close of business on any record date and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on the shares on the dividend payment date. This does not apply if the convertible preferred stock is converted after the issuance of a notice of redemption and the redemption date occurs during the same period or coincides with the dividend payment date. In this case, the holder will continue to be entitled to the dividend.

     A holder of convertible preferred stock on a record date who, or whose transferee, tenders any of the shares for conversion into shares of common stock on the dividend payment date will receive the dividend payable by Verio on the shares of convertible preferred stock on the dividend payment date. The converting holder need not include payment of the amount of the dividend upon surrender of convertible preferred stock for conversion.

     Except as provided above, we will make no payment or allowance for unpaid dividends on converted shares or for dividends on the common stock issued upon conversion of the convertible preferred stock.

     If we call our convertible preferred stock for redemption, the conversion right will terminate at the close of business on the date immediately prior to the date fixed for redemption. The conversion right will be lost if not exercised prior to that time, unless we default in payment of our redemption obligation.

     We will not issue any fractional shares of common stock upon conversion of the convertible preferred stock. Instead we will pay a cash adjustment in respect of any fractional interest based on the then current market price of the common stock.

     The conversion price on our convertible preferred stock is subject to adjustment upon the occurrence of any of the following dilutive events:

     - any redemption or dividend or other distribution payable in shares of our common stock to all holders of any class of capital stock of our company; however, this bullet point does not apply if we issue shares of our common stock in connection with (1) any redemption of, dividend on or conversion of the convertible preferred stock or (2) any payment to all holders of the convertible preferred stock based upon the number of shares of our common stock into which the convertible preferred stock is then convertible;

     - any issuance to all holders of our common stock of rights, options or warrants entitling them to subscribe for or purchase shares of our common stock or securities convertible into or exchangeable for shares of our common stock at less than market value as of the date of issuance; if the rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the conversion price will not be adjusted until the triggering events occur; however, no adjustment will be made if the holder of shares of the convertible preferred stock would be entitled to receive the rights, options or warrants upon conversion at any time of the convertible preferred stock into our common stock;

     - any subdivision, combination or reclassification of our common stock;

     - any distribution consisting exclusively of cash, other than a transaction for which the last paragraph in this section "-- Conversion Rights" below is applicable, to all holders of shares of our common stock in an aggregate amount that, combined together with (1) all other such cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by us or any of our subsidiaries for shares of our common stock concluded within the then preceding 12 months in respect of which no adjustment has been made, exceeds 15% of our market capitalization immediately prior to the distribution; market capitalization is defined as the product of the then current market price of our common stock times the number of shares of our common stock then outstanding on the record date of the distribution;

     - the completion of a tender or exchange offer which is made for shares of our common stock and involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender or exchange offer for shares of any of our common stock expiring within the then preceding 12 months in respect of which no adjustment has been made and
       (2) the aggregate amount of any cash distributions referred to in the fourth bullet point of this paragraph to all holders of our common stock within the then preceding 12 months in respect of which no adjustments have been made, exceeds 15% of our market capitalization immediately prior to the expiration of the tender offer; or

     - a distribution to all holders of our common stock consisting of evidences of indebtedness, shares of capital stock other than our common stock or assets, including securities; this bullet point does not apply to those dividends and those issuances of rights, options, warrants and other distributions for which an adjustment to the conversion price as referred to above is applicable; this bullet point also does not apply to a distribution in connection with a merger effected solely to reflect a change in the jurisdiction of incorporation of our company.

     No adjustment of the conversion price will be required to be made:

     - until cumulative adjustments amount to one percent of the conversion price; and

     - with respect to rights or warrants issued pursuant to certain employee benefit plans.

     Upon each event causing an adjustment of the conversion price, we shall calculate the adjusted conversion price pursuant to a particular, detailed formula. For example, when we carried out our two-for-one stock split that was completed on August 20, 1999, a conversion price adjustment was made. In that case, the adjustment was calculated using the following formula: the product of
(A) the quotient of the number of shares of common stock outstanding immediately prior to the stock split, divided by the number of shares of common stock outstanding immediately after the completion of the stock split, such quotient in this case being 0.5, multiplied by (B) the conversion price existing immediately prior to the stock split, in this case $96.5625. As a result, the adjusted conversion price reflected by the product of (A) and (B) is $48.2813.

     We also may choose to decrease the conversion price by any amount for any period of at least 20 days, so long as the decrease is irrevocable during that period. Any time that we determine to make a decrease we shall give at least 15 days' notice before carrying it out.

     In addition to the adjustments described above, we are permitted to make reductions in the conversion price as we determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by Verio to our stockholders will not be taxable to the recipients. In the event we elect to make this type of reduction in the conversion price, we will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, and any other securities laws and regulations under the Securities Exchange Act, if and to the extent that these laws and regulations are applicable in connection with the reduction of the conversion price. See "Federal Tax Considerations."

     As provided above, anti-dilution adjustments occur if we distribute to all holders of our common stock rights or warrants entitling them to subscribe for or purchase shares of our common stock or securities convertible into or exchangeable for shares of our common stock at less than market value as of the date of issuance. In the event that we distribute to all holders of our common stock rights or warrants other than these less-than-market rights and warrants, and so long as the rights or warrants that we do distribute have not expired or been redeemed by us, each holder of convertible preferred stock will be entitled to receive upon conversion of the convertible preferred stock, in addition to the common stock then issuable upon conversion, which we call the conversion shares, a number of rights or warrants to be determined as follows:

     - if the conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing the rights or warrants, called the distribution date, the same number of rights or warrants to which a holder of a number of shares of our common stock equal to the number of conversion shares is entitled at the time of the conversion in accordance with the terms and provisions applicable to the rights or warrants, and

     - if the conversion occurs after the distribution date, the same number of rights or warrants to which a holder of the number of shares of our common stock into which the convertible preferred stock was convertible immediately prior to the distribution date would have been entitled on the distribution date in accordance with the terms and provisions of and applicable to the rights or warrants.

     Except as stated above, the conversion price will not be adjusted for the issuance of common stock, or any securities convertible into or exchangeable for common stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

     There will be no adjustment of the conversion price in any of the following three cases:

          (1) any merger or consolidation of our company, other than a merger or consolidation in which we are the continuing corporation and in which the common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of another corporation;

          (2) any sale or transfer to another corporation of the property of Verio as an entirety or substantially as an entirety; or

          (3) any statutory exchange of securities with another corporation, other than in connection with a merger or acquisition.

Instead, each share of the then outstanding convertible preferred stock will become convertible only into the kind and amount of securities, cash or other property receivable upon the merger, consolidation, sale, transfer or statutory exchange by a holder of the number of shares of common stock into which the convertible preferred stock was convertible immediately prior to the merger, consolidation, sale, transfer or statutory exchange, assuming the holder of common stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon the merger, consolidation, sale, transfer or statutory exchange. In the case of a merger of our company with or into another company or any other transaction of the type mentioned above that results in the payment of cash to the holders of our common stock, the effect of these provisions would be that, after their application, each share of convertible preferred stock would be convertible at the conversion price in effect at the time into the same amount of cash per share into which each share of convertible preferred stock would have been convertible had the share been converted into common stock immediately prior to the effective date of the cash merger or transaction. Depending upon the terms of the cash merger or transaction, the aggregate amount of cash into which the shares of convertible preferred stock would be converted could be more or less than the liquidation preference of $50.00 per share with respect to the convertible preferred stock.

CHANGE OF CONTROL

     Upon any cash change of control of Verio, as defined in the next paragraph, holders of convertible preferred stock will, if the market value of our common stock at the time of the cash change of control is less than the conversion price, have a one time option, upon not less than 30 days' notice nor more than 60 days' notice, to convert all of their outstanding shares of convertible preferred stock into shares of our common stock at an adjusted conversion price equal to the greater of (1) the market value of our common stock as of the date of the cash change of control and (2) $49.0208. In lieu of issuing the shares of our common stock issuable upon conversion of the convertible preferred stock in the event of a cash change of control, we may, at our option, make a cash payment equal to the market value of the common stock otherwise issuable.

     Our certificate of designation for the convertible preferred stock defines a cash change of control as any of the following events:

     - our company consolidates or merges with or into any person or conveys, transfers or leases all or substantially all of our assets to any person, or any corporation consolidates or merges into or with our company, in any of these events pursuant to a transaction in which our outstanding voting stock is changed into or exchanged for consideration in which 50% or less of the value received by holders of the stock consists of common stock that has been admitted for listing on a national securities exchange or quoted on the Nasdaq National Market; or

     - our company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     The phrase "all or substantially all" of the assets of our company is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at that time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of "all or substantially all" of our assets.

LIQUIDATION RIGHTS

     Upon any liquidation, dissolution or winding up of Verio, the holders of convertible preferred stock are entitled to receive a liquidation preference of $50.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment. These amounts shall be paid before any distribution of assets is made to holders of common stock or any other stock that ranks junior to the convertible preferred stock as to liquidation rights. The rights granted to holders of shares of convertible preferred stock are subject to the rights of creditors of Verio and holders of any preferred stock senior or on a parity in right of payment to the rights possessed by the holders of convertible preferred stock in the event of a liquidation, dissolution or winding up of Verio.

     The holders of convertible preferred stock and all series or classes of Verio's stock issued after the date of the issuance of the convertible preferred stock that rank on a parity as to liquidation rights with the convertible preferred stock are entitled to share ratably, in accordance with the respective preferential amounts payable on the stock, in any distribution which is not sufficient to pay in full the aggregate of all amounts to which the holders are entitled.

     After payment in full of the liquidation preference on the convertible preferred stock, the holders of the convertible preferred stock will not be entitled to participate in any distribution of our remaining assets.

     A merger, consolidation, or other business combination of our company with or into another company or other entity, a statutory exchange of securities with another company and a sale or transfer of all or part of our assets for cash, securities or other property will not be considered a liquidation, dissolution or winding up of Verio unless the merger, consolidation, combination, exchange, sale or transfer shall be in connection with a liquidation, dissolution or winding up of Verio.

REDEMPTION

  Provisional Redemption

     The convertible preferred stock is not subject to any sinking fund or other similar provisions. We may redeem the convertible preferred stock at a redemption price of 102.0000% of the liquidation preference, plus accumulated and unpaid dividends, if any, to the redemption date -- which we refer to in this prospectus as the provisional redemption date -- on or after August 1, 2001, but prior to August 1, 2002 -- which we refer to in this prospectus as the provisional redemption -- if the trading price of our common stock equals or exceeds $144.8438 per share for 20 trading days within any 30 trading day period.

     If we undertake a provisional redemption, holders of convertible preferred stock that we call for redemption will also receive a payment -- which we call the additional payment -- in an amount equal to the present value of the total value of the dividends that would have been payable on the convertible preferred stock after the provisional redemption date for the period from the provisional redemption date to August 1, 2002 -- which we call the additional period. The present value will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the additional period.

  Optional Redemption

     Except in the foregoing circumstances, we may not redeem the convertible preferred stock prior to August 1, 2002. Beginning on August 1, 2002, we may redeem the convertible preferred stock during the twelve-month periods commencing on August 1 of the years indicated below -- which we refer to in this prospectus as the optional redemption -- at the following redemption prices, expressed as a percentage of the liquidation preference of $50.00 per share, plus in each case all accumulated and unpaid dividends to the date of redemption.

                                                       REDEMPTION PRICE
YEAR                                                      PER SHARE
----                                                   ----------------
2002.................................................     103.8571%
2003.................................................     102.8929%
2004.................................................     101.9286%
2005.................................................     100.9643%
2006 and thereafter..................................     100.0000%

  Redemption Procedures

     We may effect any provisional or optional redemption, in whole or in part, by delivering notice of the redemption to the holders of the convertible preferred stock not less than 20 nor more than 60 days prior to the scheduled redemption date. The redemption price, including any additional payment, due to any holder of convertible preferred stock may be paid at our option, subject to applicable law:

     - in cash;

     - through delivery of fully paid and non-assessable shares of our common stock; or

     - a combination of both.

     In the event that fewer than all the outstanding shares of convertible preferred stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot. If we elect to make redemption payments in shares of our common stock, the number of shares of our common stock that we distribute will be calculated by dividing the redemption payment, including any additional payment, by the Market Value Amount as of the redemption notice date. From and after the applicable redemption date, unless we default in the payment of the redemption price, including any additional payment, dividends on the shares of convertible preferred stock to be redeemed on the redemption date shall cease to accumulate. Additionally, the shares of convertible preferred stock shall no longer be deemed to be outstanding, and all rights of the holders of the convertible preferred stock as stockholders will cease, except for the right to receive the redemption price, including any additional payment. If any dividends on the convertible preferred stock are in arrears, no shares of convertible preferred stock will be redeemed unless all outstanding shares of convertible preferred stock are simultaneously redeemed.

     Our ability to redeem any of the convertible preferred stock is, and may continue to be, limited by the terms of our other financing arrangements and applicable law. In fact, we would currently be prohibited by the terms of our credit facility and our outstanding senior notes from redeeming the convertible preferred stock.

VOTING RIGHTS

     The holders of the convertible preferred stock will have no voting rights except as described below or as required by law. In exercising any vote as allowed below or as required by law, each outstanding share of convertible preferred stock will be entitled to one vote. However, shares of convertible preferred stock held by Verio or any entity controlled by Verio will have no voting rights.

     If the dividends on the convertible preferred stock are in arrears for six quarters, whether or not consecutive, the number of directors of Verio will be increased by two, and the holders of the convertible preferred stock -- voting separately as a class with holders of any outstanding shares of stock on a parity as to dividends with the convertible preferred stock on which like voting rights have been conferred and are exercisable -- will be entitled to elect the two additional directors to the board of directors at any meeting of stockholders of Verio at which directors are to be elected. A special meeting will be scheduled at the direction of 25% of the holders of convertible preferred stock for this purpose. These voting rights will continue until the time that the dividend arrearage on the convertible preferred stock has been paid in full or sums set aside for payment of the dividend arrearage.

     In addition, so long as any convertible preferred stock is outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of all outstanding shares of convertible preferred stock, amend, alter or repeal any provision of our certificate of incorporation or bylaws so as to affect materially and adversely the relative rights, preferences, qualifications, limitations or restrictions of the convertible preferred stock. The certificate of designation also provides that, except as set forth above,
(1) the creation, authorization or issuance of any shares or series of preferred stock, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of convertible preferred stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of the convertible preferred stock.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required shall be effected, all outstanding shares of convertible preferred stock shall have been redeemed or called for redemption upon proper notice, and we shall have reserved sufficient shares of common stock, or set aside sufficient cash, to effect the redemption.

REGISTRATION RIGHTS; ADDITIONAL DIVIDENDS

     Pursuant to a registration rights agreement, we have granted a number of rights to the holders of the convertible preferred stock and common stock issued or issuable as dividends or upon conversion of the convertible preferred stock and common stock purchased from the deposit account -- which we refer to as the subject securities. These rights include the following:

     - we must have filed, at our cost, by November 17, 1999, a shelf registration statement with the Securities and Exchange Commission with respect to resales of the convertible preferred stock and the common stock issuable upon conversion and the issuance and resale of the common stock issuable by us as dividends;

     - we will use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act by February 15, 2000; and

     - we will keep the shelf registration statement continuously effective and useable under the Securities Act, with some exceptions, until the date on which any subject securities received or receivable by non-affiliates of Verio may be freely sold by their holders without restriction pursuant to Rule 144(k) or any successor provision promulgated by the Securities and Exchange Commission under the Securities Act or otherwise.

     If the shelf registration statement:

          - had not been filed with the Securities and Exchange Commission by November 17, 1999, or has not been declared effective by the Securities and Exchange Commission by February 15, 2000; or

          - is filed and declared effective but thereafter ceases to be effective, without being succeeded immediately by a replacement shelf registration statement filed and declared effective, or useable for the offer and sale of Transfer Restricted Securities, as defined below, for a period of time exceeding any suspension period defined below, then either event will be considered a registration default. If we incur a registration default, then additional dividends will accrue on the convertible preferred stock constituting "Transfer Restricted Securities", as defined below, held by each holder who has complied with its obligations under the registration rights agreement.

     In the first quarterly period following a registration default, an additional dividend will accrue at a rate of 0.25% per quarterly period. The rate of the additional dividend will increase by an additional 0.25% per quarterly period until we cure all registration defaults. After we cure all registration defaults, the rate at which dividends accrue on the convertible preferred stock will return to 6.75% per annum.

     The amount of additional dividends that accrue for any quarterly period may be paid, at our option:

     - in cash;

     - by delivery of fully paid and non-assessable shares of our common stock;
       or

     - a combination of both of the above.

     If we elect to pay the additional dividends in shares of our common stock, the number of shares that we distribute will be calculated by dividing the additional dividend amount by the Market Value Amount as of the record date.

     "Transfer Restricted Securities" means each share of convertible preferred stock, each share of common stock issued or issuable as a dividend or upon conversion of the convertible preferred stock and each share of common stock purchased from the deposit account until the date on which such security:

          (A) has been transferred pursuant to the shelf registration statement or another registration statement covering the security which has been filed with the Securities and Exchange Commission pursuant to the Securities Act, in either case after the registration statement has become effective under the Securities Act;

          (B) has been transferred pursuant to Rule 144 under the Securities Act, or any similar provision then in force;

          (C) may be freely sold or transferred pursuant to Rule 144(k) under the Securities Act, or any similar provision then in force; or

          (D) in the opinion of counsel to Verio may be freely sold without restriction under the Securities Act by the holder thereof.

     A holder of convertible preferred stock or the common stock issuable as a dividend or upon conversion of the convertible preferred stock that sells the securities pursuant to a shelf registration statement is required to be named as a selling security holder in the related prospectus and to deliver a prospectus and any subsequent prospectus supplement to purchasers. The holder also will be subject to various civil liability provisions under the Securities Act in connection with the sales, and will be bound by the provisions of the registration rights agreement that are applicable to the holder, including indemnification and contribution rights or obligations with respect to the information supplied by the holder.

     We have distributed a questionnaire to each beneficial holder of convertible preferred stock as of a specified date to obtain information regarding the selling security holders for inclusion in this prospectus. We will pay all expenses of the shelf registration statement.

     Each holder of convertible preferred stock, or the common stock issuable as a dividend or upon conversion of the convertible preferred stock, will be provided with copies of this prospectus and any subsequent prospectus supplement, which will be a part of the shelf registration statement. In addition, we will take other actions as are required to permit unrestricted resales of the convertible preferred stock and common stock.

     We will be permitted to suspend the use of any prospectus which is a part of the shelf registration statement for a suspension period not to exceed 60 days in any 90-day period and not to exceed 90 days in any 12-month period under various circumstances relating to pending corporate developments, public filings with the Securities and Exchange Commission and similar events. If we suspend the use of the prospectus for a period that exceeds the periods specified in the foregoing sentence, additional dividends will begin to accrue on the convertible preferred stock at the rates described above.

BOOK-ENTRY, DELIVERY AND FORM

     The convertible preferred stock sold was issued in the form of one or more global securities. The global securities were deposited with, or on behalf of, the Depository Trust Company, which we refer to as the Depositary, and registered in the name of the Depositary or its nominee. Except as provided below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.

     Shares of convertible preferred stock that are issued as described below under the section "Certificated Convertible Preferred Stock" will be issued in definitive form. Upon the transfer of convertible preferred stock in definitive form, the convertible preferred stock will be exchanged for an interest in the global securities representing the liquidation preference of convertible preferred stock being transferred, unless the global securities have previously been exchanged for convertible preferred stock in definitive form.

     The Depositary has advised us as follows:

     - The Depositary is a limited-purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System;

     - The Depositary is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended;

     - The Depositary was created to hold securities of institutions that have accounts with the Depositary -- which we refer to as participants -- and to facilitate the clearance and settlement of securities transactions among its participants in these securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

     - The Depositary's participants include securities brokers and dealers, which may include the initial purchasers of the convertible preferred stock, banks, trust companies, clearing corporations and other organizations;

     - Access to the Depositary's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the global securities, the Depositary credited, on its book-entry registrations and transfer system, the liquidation preference of the convertible preferred stock of $50.00 per share represented by such global securities to the accounts of participants. The accounts credited were designated by the initial purchasers of the convertible preferred stock. Ownership of beneficial interests in the global securities is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities are shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary, with respect to participants' interest, and the participants, with respect to the owners of beneficial interests in the global securities other than participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

     So long as the Depositary, or its nominee, is the registered holder and owner of the global securities, the Depositary or the nominee, as the case may be, will be considered for all purposes the sole legal owner and holder of the related convertible preferred stock. Except as provided below, owners of beneficial interest in the global securities:

     - will not be entitled to have the convertible preferred stock, represented by the global securities, registered in their names;

     - will not receive or be entitled to receive physical delivery of certificated convertible preferred stock in definitive form; and

     - will not be considered to be the owners or holders of any convertible preferred stock under the global securities.

     We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the holder of the global securities, is entitled to take, the Depositary will authorize the participants to take the action, and that the participants will authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment in respect of dividends and redemption payments on convertible preferred stock represented by the global securities registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the global securities.

     Upon receipt of any dividend or redemption payment on the global securities, the Depositary or its nominee is expected to credit participants' accounts with payments in amount proportionate to their respective beneficial interests in the liquidation preference of the global securities as shown on the records of the Depositary or its nominee. Payments by participants to owners of beneficial interest in the global securities held through the participants are expected to be governed by standing instructions and customary practices and are expected to be the responsibility of the participants.

     We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any convertible preferred stock. We also will not have any responsibility or liability for maintaining, supervising or reviewing any records relating to the beneficial ownership interest. Moreover, we will not have any responsibility or liability for any other aspect of the relationship between the Depositary and its participants or the relationship between the participants and the owners of beneficial interest in the global securities owning through the participants.

     Unless and until they are exchanged in whole or in part for certificated convertible preferred stock in definitive form, the global securities may not be transferred except as a whole:

     - by the Depositary to a nominee of the Depositary;

     - by a nominee of the Depositary to the Depositary; or

     - by a nominee of the Depositary to another nominee of the Depositary.

     Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of the Depositary, it is under no obligations to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We and our transfer agent will not have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED CONVERTIBLE PREFERRED STOCK

     The convertible preferred stock represented by the global securities is exchangeable for certificated convertible preferred stock in definitive form of like tenor as the convertible preferred stock if either of the following is applicable:

     - the Depositary notifies us that it is unwilling or unable to continue as Depositary for the global securities and a successor is not promptly appointed or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act; or

     - we in our discretion at any time determine not to have all of the convertible preferred stock represented by the global securities.

     Any convertible preferred stock that is exchangeable pursuant to the preceding paragraph is exchangeable for certificated convertible preferred stock issuable in authorized denominations and registered in such names as the Depositary shall direct. Except as provided above, the global securities are not exchangeable, except for global securities of the same aggregate denominations to be registered in the name of the Depositary or its nominee.

     In addition, certificates will bear a legend restricting transfer of the certificates although, with respect to the convertible preferred stock, the legend does allow for some transfers. We also may determine that the certificates will no longer bear a legend in accordance with applicable law.

     In connection with the provisions set forth above, after transfer of any convertible preferred stock or common stock issued as a dividend on or upon conversion of the convertible preferred stock during the period of effectiveness of this registration statement, the requirement that the particular convertible preferred stock or common stock be issued in global form shall cease to apply and the shares of convertible preferred stock or common stock, as the case may be, will be available to the transferee in global or fully registered certificated form.

OTHER PROVISIONS

     The shares of convertible preferred stock and the common stock issuable by us as dividends and upon conversion of the convertible preferred stock, when issued, were or will be duly and validly issued, fully paid and non-assessable. The holders of shares of convertible preferred stock and the shares of common stock have no preemptive rights with respect to any securities of Verio.

     The registrar, transfer agent, conversion agent, and dividend disbursing agent for the convertible preferred stock and the transfer agent and registrar for the common stock issuable as dividends and upon conversion of the convertible preferred stock will be Norwest Shareowner Services.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our capital stock is based upon our certificate of incorporation, our bylaws, our warrants outstanding, and the registration rights relating to certain of our shares. The description is not complete and is qualified in its entirety by reference to all of these documents, each of which has been filed with the Securities and Exchange Commission.

AUTHORIZED CAPITAL STOCK

     Our authorized capital stock consists of 137,500,000 shares, consisting of 125,000,000 shares of common stock, par value $0.001 per share, and 12,500,000 shares of preferred stock, par value $0.001 per share. As of January 19, 2000, there were 78,073,811 shares of common stock outstanding and, as of January 18, 2000, there were 7,200,000 shares of 6.75% Series A convertible preferred stock outstanding.

COMMON STOCK

     Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by the board out of funds that are legally available. In the event of a liquidation, dissolution or winding up of Verio, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation of preferences of any outstanding shares of preferred stock, if any. Holders of our common stock have no preemptive rights or rights to convert their shares into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights of holders of common stock are subject to, and may be adversely affected by, the rights of any series of preferred stock which we have issued or may issue in the future. The common stock is admitted for trading on the Nasdaq National Market under the symbol "VRIO." The transfer agent for the common stock is Norwest Shareowner Services.

PREFERRED STOCK

     The board has the authority to issue from time to time up to 12,500,000 shares of preferred stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences -- any or all of which may be greater than the rights of the common stock -- and the number of shares constituting each such series, without any further vote or action by our stockholders. Except for the 6.75% Series A convertible preferred stock, there are no other shares of preferred stock outstanding.

WARRANTS

     As of January 7, 2000, we had warrants outstanding to purchase an aggregate of approximately 248,920 shares of common stock at an exercise price per share of $0.01. These warrants were issued in connection with the issuance of the 1997 Notes and are currently exercisable by the holders. Holders of these warrants also are entitled to certain registration rights. See "-- Registration Rights."

     In addition, in connection with our acquisition of Hiway, each former Hiway warrant was assumed by Verio. Such warrant became a warrant to purchase, at the same aggregate exercise price and on substantially the same terms and conditions as such Hiway warrant, that number of shares of our common stock which the holder would have been entitled to receive had such warrant been exercised prior to the completion of the acquisition, and had the total consideration we paid been entirely in shares of our common stock. As of December 31, 1999, we had warrants outstanding to purchase an aggregate of approximately 1,306,228 shares of common stock resulting from our assumption of former Hiway warrants. The exercise price for these warrants range from $3.53 to $3.85 per share. Holders of these former Hiway warrants also are entitled to certain registration rights. See "-- Registration Rights."

ANTI-TAKEOVER PROVISIONS

  Delaware Takeover Statute

     As a Delaware corporation, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, as amended from time to time. Section 203 provides, with certain exceptions, that a publicly-held corporation is prohibited from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

     - prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or

     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers, and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - at or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     A "business combination" includes (1) any merger or consolidation involving the corporation and the interested stockholder, (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder, (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder, or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. Section 203 could have the effect of delaying, deterring or preventing a future takeover or change in control of Verio. It also may render the removal of directors and management more difficult.

     In addition, our certificate of incorporation and bylaws, as amended and restated, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and of the policies formulated by our board which may discourage a future unsolicited takeover of Verio. These provisions also may have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of Verio, including unsolicited takeover attempts, even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

  Restated Certificate of Incorporation and Bylaws

     Certain provisions of our certificate of incorporation and bylaws could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change of control of Verio. In particular, our certificate of incorporation and bylaws, as applicable, among other things:

          (1) provide that all stockholder actions must be effected at a duly called meeting and not by a consent in writing, and an affirmative vote of the holders of 80% of our capital stock would be required to amend such provision;

          (2) provide that our board of directors will be divided into three classes of directors (disregarding the effect of any voting rights of holders of convertible preferred stock), as nearly equal in number as is reasonably possible, serving staggered terms so that directors' initial terms will expire at the first, second and third succeeding annual meeting of the stockholders following our initial public offering, respectively. At each such succeeding annual meeting, directors elected to succeed those directors whose terms are expiring at such meeting shall be elected for a three-year term of office. A vote of at least 80% of our capital stock would be required to amend such provision;

     We believe that a classified board of directors will help to assure the continuity and stability of our board of directors and our business strategies and policies, since a majority of the directors at any given time will have had prior experience as directors of Verio. We also believe that this, in turn, will permit our board of directors to more effectively represent the interest of stockholders. With a classified board of directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the board. As a result, a provision relating to a classified board may discourage proxy contests for the election of directors or purchases of a substantial block of our common stock because its provisions could operate to prevent obtaining control of the board in a relatively short period of time. Under Delaware law, a director on a classified board may be removed by the stockholders of the corporation only for cause;

          (3) provide that special meetings of the stockholders may be called only by the President or, at the direction of the board, the Secretary of Verio. Advance written notice is required, which generally must be received by the Secretary not less than 30 days nor more than 60 days prior to the meeting, by a stockholder of a proposal or director nomination which such stockholder desires to present at a meeting of stockholders. Any amendment of this provision would require a vote of at least 80% of our capital stock;

          (4) does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the board and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of Verio;

          (5) provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders; and

          (6) allow us to issue up to 5,300,000 shares of currently undesignated preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock, as well as having the anti-takeover effect discussed above.

     These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by them, and to discourage certain types of transactions that may involve an actual or threatened change of control of Verio. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. Such provision also may have the effect of preventing changes in our management.

REGISTRATION RIGHTS

  Initial Investors

     Pursuant to a stockholders agreement we entered into with certain of our initial investors, the initial investors are entitled to certain demand and piggyback registration rights with respect to the registration of

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

certain registrable securities -- as defined in the stockholders agreement -- held by the initial investors under the Securities Act. The initial investors owning 25% or more of the registrable securities may require that we register their registrable securities under the Securities Act, subject to the right of the board to defer such registration for a period of up to 180 days. In addition, if we propose to register securities under the Securities Act, other than a registration statement on Form S-8 or S-4, whether or not for our own account, then any of the initial investors has a right, subject to quantity limitations determined by underwriters if the offering involves an underwriting, to request that we register such investor's registrable securities. We will bear all registration expenses incurred in connection with up to two long-form and all short-form and piggyback registrations. Each initial investor will pay for its own selling expenses on a pro rata basis. These registration rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration.

  1997 Notes

     In connection with the issuance of the 1997 Notes, the holders of a number of the warrants, warrant shares and registrable securities -- as defined in a registration rights agreement entered into in connection with the issuance of the 1997 Notes -- equivalent to a majority of the warrant shares subject to the originally issued warrants, will be entitled to require Verio to effect one registration under the Securities Act subject to certain limitations. These holders also will have the right to include such registrable securities in any registration statement under the Securities Act filed by Verio, other than:

          (1) a registration statement on Form S-8 or S-4;

          (2) a registration statement filed in connection with an offer of securities solely to existing security holders; or

          (3) a demand registration, whether or not for our own account.

     These registrations rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration.

  Nippon Telegraph and Telephone Corporation

     Pursuant to the investment agreement entered into with Nippon Telegraph and Telephone Corporation, after May 15, 1999, Nippon Telegraph and Telephone Corporation and any transferee of its rights may require, on up to three occasions, that we effect a registration statement under the Securities Act with respect to:

          (1) at least 25% of the shares of common stock that it purchased, including any securities issued or issuable by way of a distribution, stock split or the like -- which we refer to as the NTT Registrable Securities; or

          (2) NTT Registrable Securities with an anticipated aggregate net offering price of at least $25.0 million, unless we are eligible at such time to effect a registration statement on Form S-3, in which case the aggregate net offering price must be at least $15.0 million.

     We must effect any such registration as promptly as practicable, subject, in certain circumstances, to our right to defer such demand for registration for specified periods. In addition, if we propose to register our securities under the Securities Act, or another holder of common stock exercises its demand registration rights, then Nippon Telegraph and Telephone Corporation has a right, subject to certain cutbacks determined by the underwriters in the event of an underwritten offering, to include the NTT Registrable Securities in any such offering. We will bear all registration expenses, subject to certain exceptions, other than selling expenses which must be paid by Nippon Telegraph and Telephone Corporation. In the event that any shares of our common stock that it purchased are included in a registration statement, we have agreed to indemnify Nippon Telegraph and Telephone Corporation against

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

certain losses for which Nippon Telegraph and Telephone Corporation may become liable under the Securities Act.

  Hiway Acquisition

     In connection with our acquisition of Hiway, we entered into a registration rights agreement with certain principal affiliate shareholders of Hiway. We also agreed, as part of our assumption of the former Hiway warrants, to honor the registration rights obligations contained in such warrants. In both cases, we agreed to grant the specified shareholders and warrant holders certain piggyback registration rights, and with regard to the certain warrant holders, demand registration rights, with respect to the registration of certain registrable securities -- as defined in the registration rights agreement and former Hiway warrants -- under the Securities Act.

     If at any time we propose to register any common stock under the Securities Act, then each specified shareholder and warrant holder has the right, subject to certain limitations, including, to the extent applicable, certain specific limitations addressed below, to request that we register its registrable securities. With respect to certain warrant holders, this right does not apply if we register on a Form S-8 or S-4, although with respect to certain other warrant holders the piggyback registration right is inapplicable only when we make a registration relating solely to employee benefit plans or a Rule 145 transaction. With respect to the specified shareholders, this piggyback registration right does not apply if we register on a Form S-8 or S-4, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity, in connection with an offering of our common stock.

     Pursuant to the terms of the former Hiway warrants, prior to the effectiveness of any registration statement, we may terminate the filing or, under the terms of certain former Hiway warrants, delay the effectiveness of the applicable registration statement. Under the terms of the registration rights agreement with the specified shareholders, subject to certain limitations, we may delay the filing or effectiveness of, or suspend, the applicable registration statement, and require that all specified shareholders immediately cease sale of our common stock pursuant to the registration statement, in any period during which we are engaged in any activity or transaction required to be disclosed by Verio pursuant to the Securities Act.

     All these piggyback registration rights terminate upon the earlier to occur of:

          (1) such time as all such registrable securities may be immediately sold pursuant to Rule 144 and/or (for the specified shareholders) Rule 145 under the Securities Act within any 90-day period; or

          (2) upon any sale of such registrable securities pursuant to a registration statement or Rule 144 and/or (for the specified shareholders) Rule 145 under the Securities Act.

     We will bear all registration expenses, other than underwriting discounts and commissions and, for the warrant holders, certain other expenses, incurred in connection with any such registrations, except for any expenses of any counsel retained by any specified shareholder or individual warrant holder in connection with such registration.

     These registration rights are subject to certain limitations and conditions. In particular, with regard to certain warrant holders, they may register up to no more than 50% of their registrable securities in a particular registration statement, depending upon the total number of shares of common stock to be registered. Additionally, if the managing underwriter of an offering seeks to limit the number of shares included in such offering, then the managing underwriter may, with regard to certain warrant holders, limit or exclude such warrant holders' registrable securities in the registration statement and, with regard to certain other warrant holders, Verio shall include the shares sought to be registered in the following order:

          (A) Verio and any holders of demand registration rights shall be entitled to register all securities that Verio or such holders propose to sell for their own account;

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

          (B) to the extent that inclusion would not have a material adverse effect, registrable securities of the warrant holders and other equity and debt securities requested for inclusion in the offering by holders of such other securities shall be included pro rata on the basis of the relative number of registrable securities, other equity securities and the principal amount of debt securities requested to be included in such offering.

     With regard to the specified shareholders, if the underwriters of an offering seek to limit the number of shares included in such offering, then the underwriters will apportion the shares sought to be registered as follows:

          (1) Verio and any holders of demand registration rights shall be entitled to register all securities that Verio or such holders propose to sell for their own account;

          (2) any holders of piggyback registration rights as and to the extent that such registration rights have priority over the registration rights granted to the specified shareholders; and

          (3) any specified shareholder, together with any holders of other piggyback registration rights as and to the extent that such piggyback registration rights rank equally with the piggyback registration rights granted to the specified shareholders, shall be entitled to register, on a proportionate basis, up to that number of registrable securities and other shares of common stock that is equal to the remaining shares of common stock that the lead managing underwriter will permit to be registered after giving effect to the apportionment in clauses (1) and (2) above, in connection with such offering. This is subject to any conflicting cut-back priority provided to MCI WorldCom pursuant to a registration rights agreement dated June 17, 1997 and based on the number of shares of common stock owned by each specified shareholder.

     Finally, certain warrant holders also retain the right to cause us to file a shelf registration with respect to the registrable securities, provided that
(A) we shall only be required to effect one registration for all such warrant holders possessing this right and (B) we shall not be required to effect such a registration other than in accordance with Rule 415 on Form S-3.

                           FEDERAL TAX CONSIDERATIONS

     The following is a summary of certain material U.S. federal tax considerations relevant to the purchase, ownership and disposition of our convertible preferred stock and common stock. This summary is based on the current provisions of the Internal Revenue Code of 1986, Treasury regulations and judicial and administrative authority, all of which are subject to change, possibly on a retroactive basis. This summary applies only to investors who hold our convertible preferred stock or common stock as capital assets, within the meaning of section 1221 of the Internal Revenue Code, and does not discuss the tax consequences to special classes of investors, such as dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding our convertible preferred stock or common stock as a part of a hedging, short sale or conversion transaction or a straddle, investors whose functional currency is not the United States dollar, persons who hold our convertible preferred stock or common stock through partnerships or other pass-through entities, or, except as specifically noted, certain U.S. expatriates. State, local and foreign tax consequences of ownership of our convertible preferred stock and common stock are not summarized.

     We have not requested, and do not intend to request, any rulings from the Internal Revenue Service concerning the federal tax consequences of an investment in our convertible preferred stock or common stock. You are advised to consult with your own tax advisor regarding the consequences of acquiring, holding or disposing of our convertible preferred stock or common stock in light of current tax laws, your particular investment circumstances, and the application of state, local and foreign tax laws.

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

     When we refer in this summary to a "United States Holder," we mean a beneficial owner of convertible preferred stock or common stock that is:

     - a citizen or resident of the United States for United States federal income tax purposes;

     - a corporation created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

     - an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; or

     - a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust.

     When we refer in this summary to a "Non-United States Holder," we mean a beneficial owner of convertible preferred stock or common stock that is not a United States Holder.

UNITED STATES HOLDERS

  Deposit Account

     Although there is no authority directly applicable to the treatment of the deposit account, we believe that the treatment described below is appropriate because the cash is intended to not be subject to the claims of our creditors, and we will not be entitled to receive the cash in the deposit account except under limited circumstances.

     Pursuant to the terms of the deposit agreement, each holder of convertible preferred stock will be treated by us as owning a pro-rata portion of the cash deposited in the deposit account. Accordingly, each holder of convertible preferred stock should not treat its portion of the cash deposited in the deposit account as part of the cost of the convertible preferred stock for purposes of determining the holder's adjusted tax basis in such stock.

     Cash distributions of $0.8438 per share of convertible preferred stock on each deposit payment date for each quarterly period should be treated as withdrawals by the holders of the convertible preferred stock of amounts deposited in the deposit account. Income earned on the cash deposited in the deposit account, if any, should be included in income by each holder of shares of convertible preferred stock pro rata in proportion to the number of shares of convertible preferred stock held by such holder. Each holder should include such amounts in income in the same manner as though the holder directly owned a pro rata share of the cash in the deposit account. Distributions of common stock by the deposit agent to the holders of the convertible preferred stock following our election to transfer common stock to the deposit agent should be treated as a purchase by each holder of convertible preferred stock of such common stock for an amount equal to the convertible preferred stockholder's share of the cash deposited in the deposit account allocated to such purchase. To the extent that the fair market value of the common stock exceeds the amount paid for such common stock, the excess should be treated as a distribution on the convertible preferred stock.

     In the event that we exercise our right to have the deposit account paid to us, the holders of the convertible preferred stock should be treated as having made an additional payment to us with respect to their convertible preferred stock, and, accordingly, should receive an increase in the tax basis of their convertible preferred stock.

  Distributions

     We have the right to pay distributions on the convertible preferred stock in cash or in shares of our common stock. If we distribute our common stock, the amount of the distribution for federal income tax purposes will be the fair market value of the common stock on the date the distribution is paid, and the distribution will be subject to federal income tax to the same extent as a cash distribution.

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

     A distribution on the convertible preferred stock or common stock will be treated as a dividend to the extent of our current or accumulated earnings and profits attributable to the distribution as determined under U.S. federal income tax principles. The amount of our earnings and profits at any time will depend upon our future actions and financial performance. If the amount of the distribution exceeds our current and accumulated earnings and profits attributable to the distribution, the distribution will be treated as a nontaxable return of capital and will be applied against and reduce a holder's adjusted tax basis in the convertible preferred stock, but not below zero. The reduction in tax basis will increase the amount of any gain, or reduce the amount of any loss, which a holder would otherwise realize on the sale or other taxable disposition of the convertible preferred stock. If the distribution exceeds both our current and accumulated earnings and profits attributable to the distribution and a holder's adjusted tax basis in the convertible preferred stock, the excess will be treated as capital gain and will be either long-term or short-term capital gain depending on the holder's holding period for the convertible preferred stock.

     Corporate investors in our convertible preferred stock generally should be eligible for the 70% dividends-received deduction with respect to the portion of any distribution on the stock taxable as a dividend. However, corporate investors should consider certain provisions that may limit the availability of a dividend received deduction, including the 46-day holding period required by section 246(c) of the Internal Revenue Code, the rules of section 246A which reduce the dividends-received deduction of dividends on certain debt-financed stock, and the rules in section 1059 of the Internal Revenue Code that reduce the basis of stock in respect of certain extraordinary dividends, as well as the effect of the dividends-received deduction on the determination of alternative minimum tax liability.

  Optional redemption for common stock or cash

     If we redeem our convertible preferred stock for common stock, the exchange should constitute a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. A holder will not recognize gain or loss on the exchange unless some of the common stock is received in discharge of dividend arrearages, in which case the redemption will be treated as a distribution on the convertible preferred stock to the extent of the dividends in arrears. The amount constituting a distribution will be taxed as a dividend to the extent of our current or accumulated earnings and profits attributable to the distribution at the time, in accordance with the treatment described above for distributions. A holder's tax basis in our common stock received pursuant to the redemption generally will equal that holder's tax basis in the convertible preferred stock surrendered in exchange, and that holder's holding period for the common stock generally will include the period the holder held the convertible preferred stock. However, the tax basis of common stock received in discharge of dividend arrearages will be its fair market value on the date received and the holding period of that stock will commence on the day after its receipt.

     If we redeem our convertible preferred stock for cash, the redemption will be taxable to a holder of the convertible preferred stock. The redemption generally will be treated as a sale or exchange if the holder of the convertible preferred stock does not own, actually or constructively within the meaning of section 318 of the Internal Revenue Code, any stock of Verio other than the redeemed convertible preferred stock. If the holder of the convertible preferred stock does own, actually or constructively, other stock of Verio, a cash redemption of the convertible preferred stock may be taxable in accordance with the treatment described above for distributions. Such treatment as a distribution will not apply if the redemption (1) is "substantially disproportionate" with respect to the holder under section 302(b)(2) of the Internal Revenue Code, or (2) is "not essentially equivalent to a dividend" under section 302(b)(1) of the Internal Revenue Code. A distribution to a holder will be "not essentially equivalent to a dividend" if it results in a meaningful reduction in the holder's stock interest in Verio, which should be the case if the holder's proportionate ownership interest, taking into account any actual ownership of common stock and any stock constructively owned, is reduced, the holder's relative stock interest in Verio is minimal, and the holder exercises no control over our business affairs.

     If a cash redemption of a holder's convertible preferred stock is treated as a sale or exchange, it will result in capital gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in the convertible preferred stock redeemed, except to the extent that the redemption
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

price includes unpaid dividends which we declare prior to the redemption. The capital gain or loss will be long term if the holder has held the convertible preferred stock for more than one year. Any cash the holder receives in discharge of dividend arrearages on the convertible preferred stock will be treated as a distribution on the convertible preferred stock to the extent of the dividends in arrears, taxable in accordance with the treatment described above for distributions.

     If the cash a holder receives on redemption of the convertible preferred is taxed as a dividend, the tax basis (reduced for amounts, if any, treated as return of capital) in the redeemed convertible preferred stock will be transferred to any remaining other Verio stock the holder owns, subject, in the case of a corporate taxpayer, to reduction or possible gain recognition under section 1059 of the Internal Revenue Code in an amount equal to the nontaxed portion of such dividend. If a holder does not actually own any other Verio stock, having a remaining stock interest only constructively, the holder may lose the benefit of its tax basis in the convertible preferred stock but the tax basis may be shifted to the stock of the related person whose stock the holder constructively owns.

     Under some circumstances, section 305(c) of the Internal Revenue Code requires that any excess of the redemption price of preferred stock over its issue price be treated as constructively distributed on a periodic basis prior to actual receipt. However, these rules do not apply if you and Verio are not "related" within the meaning of Treasury regulations under section 305(c), there are no plans, arrangements or agreements that effectively require or are intended to compel us to redeem the convertible preferred stock, and our exercise of the right to redeem would not reduce the yield of the convertible preferred stock, as determined under the regulations. We intend to take the position that the existence of our optional redemption rights does not result in a constructive distribution under section 305(c). The preferred stock will also be issued with a liquidation premium, since the liquidation preference will exceed the proceeds received by Verio after excluding amounts deposited in the deposit account. Although the regulations under section 305(c) do not specifically address the treatment of liquidation premiums, we believe that a similar rationale should apply to such premiums.

  Conversion

     A holder of our convertible preferred stock generally will not recognize gain or loss on conversion of shares of convertible preferred stock into our common stock, except with respect to any cash paid in lieu of fractional shares of common stock. However, a holder may recognize gain or dividend income to the extent there are dividends in arrears on the stock at the time of conversion into common stock. A holder's tax basis in the common stock received upon conversion of convertible preferred stock generally will be equal to the holder's tax basis in the converted preferred stock and the holding period of the common stock generally will include the holder's holding period for the converted preferred stock. However, the tax basis of any common stock received on conversion which is treated as a dividend will be equal to its fair market value on the date of the distribution and the holding period of that common stock will commence on the day after its receipt.

     A holder of our convertible preferred stock may be deemed to have received a constructive distribution of stock taxable as a dividend if the conversion ratio of the convertible preferred stock is adjusted to reflect a cash or property distribution on our common stock or to prevent dilution in the case of certain issuances of rights or warrants to purchase common stock at below market prices. Although an adjustment to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of a holder's interest in Verio generally will not be considered to result in a constructive distribution of stock, some of the possible adjustments may trigger this rule. If a nonqualifying adjustment is made, or if we fail to make an adjustment in some cases, a holder might be deemed to have received a taxable stock dividend. If so, the amount of the dividend to be included in income would be the fair market value of the additional common stock to which a holder would be entitled by reason of the increase in the holder's proportionate equity interest in Verio.

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

  Sale or other taxable disposition

     If a holder sells or disposes of convertible preferred stock or common stock in a taxable transaction other than a redemption or conversion by us, the holder will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received and the holder's tax basis in the convertible preferred stock or common stock. The gain or loss will be long-term capital gain or loss if the holder's holding period for the stock exceeds one year. For corporate taxpayers, long-term capital gains are taxed at the same rate as ordinary income. For individual taxpayers, net capital gains -- the excess of the taxpayer's net long-term capital gains over net short-term capital losses -- are subject to a maximum tax rate of 20% if the stock is held for more than one year.

NON-UNITED STATES HOLDERS

  Deposit Account

     Because we will treat cash distributions from the deposit account as non-taxable withdrawals, a Non-United States Holder generally will not be subject to United States tax on these distributions. Distributions from the deposit account attributable to interest earned on amounts held in the deposit account and invested in United States government obligations also should be exempt from United States withholding tax as portfolio interest provided that the Non-United States Holder provides us a properly completed Internal Revenue Service Form W-8.

  Distributions

     Distributions received by a holder as a Non-United States Holder in respect of the convertible preferred stock, whether in cash or shares of common stock, and distributions in respect of common stock, to the extent considered dividends for U.S. federal income tax purposes, generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividend is effectively connected with the holder's conduct of a trade or business within the United States or, where a tax treaty applies, is attributable to a United States permanent establishment the holder maintains. If the dividend is effectively connected with a holder's conduct of a trade or business within the United States or, where a tax treaty applies, is attributable to a holder's United States permanent establishment, the dividend will be subject to federal income tax on a net income basis at applicable graduated individual or corporate rates and will be exempt from the 30% withholding tax.

     In addition to the graduated rate described above, dividends received by a corporate Non-United States Holder that are effectively connected with a United States trade or business or, where a tax treaty applies, is attributable to a holder's United States permanent establishment, may, under some circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate specified by an applicable income tax treaty.

     For purposes of obtaining a reduced rate of withholding under an income tax treaty, a holder will be required to provide certain information concerning the holder's country of residence and entitlement to tax treaty benefits. If a holder claims exemption from withholding with respect to dividends effectively connected with the holder's conduct of a business within the United States, the holder must provide appropriate certification, currently, Internal Revenue Service Form 4224, to Verio or its paying agent. If a holder is eligible for a reduced rate of U.S. federal withholding tax, the holder may obtain a refund of any excess withheld amounts by timely filing an appropriate claim for refund.

     If a distribution exceeds our current and accumulated earnings and profits attributable to the distribution, it will be treated first as a return of a holder's tax basis in the stock to the extent of the holder's basis and then as gain from the sale of a capital asset which would be taxable as described below. Any withholding tax on distributions in excess of our current and accumulated earnings and profits is refundable to a holder upon the timely filing of an appropriate claim for refund with the Internal Revenue Service.

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

     Under currently applicable Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country, unless the payor has knowledge to the contrary, for purposes of the withholding discussed above, and, under the current interpretation of these Treasury regulations, for purposes of determining the applicability of a tax treaty rate. Under Treasury regulations currently scheduled to be effective with respect to dividends paid after December 31, 2000, a Non-United States Holder of Verio stock who wishes to claim the benefit of an applicable treaty rate, and to avoid backup withholding as discussed below, will be required to satisfy applicable certification and other requirements.

  Disposition of convertible preferred stock or common stock

     Generally, a holder will not be subject to United States federal income tax on any gain recognized upon the sale or other disposition of convertible preferred stock or common stock. However, a holder will be subject to federal income tax on the gain if:

          (1) the gain is effectively connected with your United States trade or, if a tax treaty applies, attributable to a holder's United States permanent establishment;

          (2) a holder is an individual who is a former citizen of the United States who lost such citizenship within the preceding ten-year period, or former long-term resident of the United States who relinquished United States residency on or after February 6, 1995, and the loss of citizenship or permanent residency had as one of its principal purposes the avoidance of United States tax; or

          (3) a holder is a non-resident alien individual, is present in the United States for 183 days or more days in the taxable year of disposition and either (a) have a "tax home" in the United States for United States federal income tax purposes or (b) the gain is attributable to an office or other fixed place of business the holder maintains in the United States.

     A holder of our convertible preferred stock will also be subject to federal income tax on the gain from sale of our convertible preferred stock if we are or have been a "United States real property holding corporation" -- which we refer to in this prospectus as USRPHC -- within the meaning of section 897(c)(2) of the Internal Revenue Code at any time the holder held the stock, or within the five-year period preceding the sale of the stock if the holder holds the stock for more than five years. A holder would also be subject to federal income tax on sale of our common stock if we were a USRPHC during the specified time periods; however, since our common stock is traded on an established securities market, a holder would be subject to tax only if the holder holds, directly or indirectly, common stock with a fair market value in excess of 5% of the fair market value of all Verio common stock outstanding. Verio believes it is not now a USRPHC, that it has not been an USRPHC at any time since it was formed, and that it is unlikely to become a USRPHC. Nevertheless, since our convertible preferred stock will not be traded on an established securities market, on the sale or other taxable disposition of our convertible preferred stock, the purchaser would be required to withhold 10% of the proceeds of such disposition, unless Verio were to provide a certification that it is not a USRPHC, and has not been a USRPHC during a specific period, or another exemption applied.

  Redemption and conversion of convertible preferred stock

     As a Non-United States Holder, the holder generally will not recognize any gain or loss for United States federal income tax purposes upon conversion of convertible preferred stock into common stock, except with respect to any cash paid in lieu of fractional shares of common stock, which would be subject to the rules described under "Disposition of convertible preferred stock or common stock." However, the holder may recognize gain or dividend income to the extent there are dividends in arrears on the convertible preferred stock at the time of conversion into common stock.

     A redemption of convertible preferred stock for cash will be an event which will constitute either a dividend to the extent of our current and accumulated earnings and profits or a sale or exchange. See "United States
Holders -- Optional redemption for common stock or cash." To the extent the redemption
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

is treated as a dividend, the tax consequences are described in "Non-United States Holders -- Distributions," and to the extent the redemption is treated as a sale or exchange, the tax consequences are described in "Non-United States Holders -- Disposition of convertible preferred stock or common stock."

  Federal estate taxes

     If a holder is an individual Non-United States Holder, convertible preferred stock or common stock the holder holds or is treated as owning at the time of the holder's death will be included in the holder's United States gross estate for United States federal estate tax purposes and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Verio generally will be required to report to some holders of its convertible preferred stock or common stock and to the Internal Revenue Service the amount of any dividends paid to the holder in each calendar year and the amounts of tax withheld, if any, with respect to these payments. Copies of the information returns reporting these dividends and withholding may also be made available to the tax authorities in the country in which a Non-United States Holder resides under the provisions of an applicable income tax treaty.

     Each holder of convertible preferred stock or common stock -- other than an exempt holder such as a corporation, tax-exempt organization, qualified pension or profit-sharing trust, individual retirement account, or a nonresident alien individual who provides certification as to his or her status as a nonresident -- will be required to provide, under penalties of perjury, a certification setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt holder fails to provide the required certification, we will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. You should consult your own tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

     Payment of the proceeds of a sale of convertible preferred stock or common stock by or through a United States office of a broker is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-United States Holder or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of convertible preferred stock or common stock by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes a United States person, a "controlled foreign corporation" for U.S. federal tax purposes, or a foreign person that derives 50% or more of its gross income for a certain period from the conduct of a trade or business in the United States, or, for taxable years beginning after December 31, 2000, a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, these payments will be subject to information reporting, but not backup withholding, unless (1) the broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and some other conditions are met, or (2) the beneficial owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF CONVERTIBLE PREFERRED STOCK OR COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE CONVERTIBLE PREFERRED STOCK AND COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME TAX LAWS, AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

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

                              PLAN OF DISTRIBUTION

  Secondary Offering

     We will not receive any proceeds from any sales of the convertible preferred stock or common stock by selling stockholders. The shares of common stock issuable by us in lieu of cash as dividends on the convertible preferred stock and the shares of common stock issuable by us at our option through, at the latest, August 1, 2000, in exchange for funds held in the deposit account on behalf of the holders of the convertible preferred stock may be issued by us to holders of record of the convertible preferred stock in accordance with the terms under which the convertible preferred stock has been issued. See "Description of the Series A Convertible Preferred Stock -- Deposit Account" and "Description of the Series A Convertible Preferred Stock -- Dividends".

     Shares of our convertible preferred stock and common stock held by the selling stockholders and covered by this prospectus and, if applicable, any prospectus supplement may be offered and sold from time to time by the selling stockholders in one or more transactions. These transactions may involve crosses or block transactions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders, which term includes their transferees, pledgees or donees or their successors, may sell the shares being offered here as follows:

     - on any of the United States securities exchanges or quotation services where the convertible preferred stock or common stock is listed or quoted at the time of sale, including the Nasdaq National Market where our common stock is listed;

     - in transactions otherwise than on the exchanges or services described above;

     - in the over-the-counter market;

     - in negotiated transactions or otherwise, including an underwritten offering;

     - in connection with short sales of our shares;

     - by pledge or by grant of a security interest in the shares to secure debts and other obligations;

     - through the writing of options, whether the options are listed on an options exchange or otherwise;

     - in connection with the writing of non-traded and exchange-traded call options or put options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

     - through the distribution of the shares by any selling stockholder to its partners, members or stockholders; or

     - in a combination of any of the above transactions.

     In connection with the sale of the convertible preferred stock or common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or other financial institutions may in turn engage in short sales of the convertible preferred stock or common stock and deliver these securities to close out these short positions. They also may loan or pledge the convertible preferred stock or common stock to broker-dealers that in turn may sell these securities.

     The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the convertible preferred stock or common stock to be made directly or through agents.

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

     The selling stockholders are subject to the provisions of the Exchange Act of 1934, as amended, and the rules under it relating to stock manipulation, particularly Regulation M. They are not to engage in any transaction in violation of these provisions.

     The selling stockholders may sell their shares directly to purchasers or may use underwriters, broker-dealers or agents to sell their shares. Underwriters, broker-dealers or agents who sell the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or they may receive compensation from purchasers of the shares for whom they acted as agents or to whom they sold the shares as principal, or both. The compensation as to a particular underwriter, broker-dealer or agent will not be in excess of eight percent (8%) of the selling price of the shares sold by the particular underwriter, broker-dealer or agent. The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of their convertible preferred stock or common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any discounts, commissions, concessions or profits received by these underwriters, broker-dealers or agents on any resale of the shares may be underwriting discounts and commissions under the Securities Act of 1933, as amended. Selling stockholders who are "underwriters" within the meaning of the Securities Act of 1933, as amended, will be subject to the prospectus delivery requirements of the Securities Act.

     Those selling stockholders identified as broker-dealers are statutory underwriters within the meaning of the Securities Act when those broker-dealers sell shares of our convertible preferred stock or common stock and such stock was not acquired initially by such broker-dealers as compensation for underwriting activities.

     We will pay all fees and expenses incurred in connection with preparing and filing this prospectus and any prospectus supplement and the registration statement and any amendments thereto. The selling stockholders will pay any brokerage commissions and similar selling expenses, if any, attributable in connection with the sale of the shares of common stock, including stock transfer taxes due or payable in connection with the sale of the shares.

     We have agreed to keep the registration statement, of which this prospectus and any subsequent prospectus supplements constitute a part, effective until all of the securities covered by this registration statement may be freely sold by the selling stockholders without registration pursuant to Rule 144(k) of the Securities Act, assuming none of the selling stockholders is an affiliate of Verio. However, with regard to BI Partners LLC and Donald Gene Smith, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and NMS Services (Cayman) Inc., on the other hand, we have agreed only to keep the registration statement effective as to our common stock for at least 180 days in the case of the former and 120 days in the case of the latter. For Merrill Lynch, Pierce, Fenner & Smith Incorporated, this latter limitation only applies to the extent that the common stock it holds was not received as a result of converting our convertible preferred stock to common stock. There can be no assurance that the selling stockholders will sell all or any of the shares of convertible preferred stock or common stock offered here.

     Under the securities laws of certain states, the securities may be sold in such states only through registered or licensed brokers or dealers.

     Selling stockholders may also resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended. However, to do so, they must meet the criteria and conform to the requirements of that Rule. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144A of the Securities Act, as amended, may be sold under Rule 144A rather than pursuant to this prospectus. A selling stockholder may not sell any convertible preferred stock or common stock by means other than as described in this prospectus.

     In all but one case, we have entered into registration rights agreements and/or obligations for the benefit of the selling stockholders to register their convertible preferred stock and/or common stock under applicable federal and state securities laws under various circumstances and at various times. Pursuant to these registration rights agreements and obligations, we have agreed to indemnify the selling stockholders, and the selling stockholders have agreed to indemnify us, and each of us has agreed to indemnify other

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

persons named and/or described in the registration rights agreements and obligations, in each case against various liabilities, including some liabilities arising under the Securities Act of 1933, as amended, in connection with the offer and sale of the convertible preferred stock and common stock by the selling stockholders. These indemnification obligations of ours and the selling stockholders generally include obligations to indemnify each underwriter (if any) that participates in the offering or sale of the convertible preferred stock and/or common stock by the selling stockholders and each person (if any) who controls each underwriter.

  Primary Offering

     We and/or Verio, LLC may sell our common stock pursuant to any applicable prospectus supplement directly to one or more purchasers or though agents or underwriters. We and/or Verio, LLC may sell our common stock pursuant to any applicable prospectus supplement in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. We will name any underwriter or agent involved in the offer and sale of the securities in the applicable prospectus supplement.

     We and/or Verio, LLC may distribute the securities from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     We and/or Verio, LLC also may, from time to time, authorize underwriters acting as our agents to offer and sell our common stock upon the terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of our common stock, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the common stock for whom they may act as agent. Underwriters may sell the common stock to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     We will describe in the applicable prospectus supplement any underwriting compensation we and/or Verio, LLC pay to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of our common stock may be deemed to be underwriting discounts and commissions. We and/or Verio, LLC may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.

     Any shares of common stock sold by us and/or Verio, LLC pursuant to a prospectus supplement may be listed on the NASDAQ National Market System, subject to official notice of issuance.

     If indicated in the applicable prospectus supplement, we and/or Verio, LLC may authorize dealers acting as our agents to solicit offers by certain institutions to purchase our common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We and/or Verio, LLC may make delayed delivery with various institutions, including commercial and savings banks, insurance

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

companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will not be subject to any conditions except:

     - the purchase by an institution of our common stock covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

     - if our common stock is sold to underwriters, we and/or Verio, LLC shall have sold to the underwriters the total principal amount of the offered common stock less the principal amount covered by the delayed delivery contracts.

     To facilitate the offering of our common stock, some persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. This may include over-allotments or short sales of the common stock, which involves the sale by persons participating in the offering of more common stock than we and/or Verio, LLC sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for, us in the ordinary course of business.

                                 LEGAL OPINIONS

     The validity of the shares of convertible preferred stock and common stock offered hereby will be passed upon by Morrison & Foerster LLP, San Francisco, California.

                                    EXPERTS

     The consolidated financial statements of Verio and its subsidiaries as of December 31, 1997 and 1998 and for the period from inception (March 1, 1996) to December 31, 1996, and the years ended December 31, 1997 and 1998 and the financial statements of NSNet, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 to February 27, 1998; Access One, Inc. as of December 31, 1997 and for the year ended December 31, 1997 and the period from January 1, 1998 to February 27, 1998; STARnet, L.L.C. as of December 31, 1997 and for the year ended December 31, 1997 and the period from January 1, 1998 to April 14, 1998; Computing Engineers Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 to April 15, 1998; LI Net, Inc. as of April 30, 1997 and January 31, 1998 and for the years ended April 30, 1996 and 1997, the nine months ended January 31, 1998 and the period from February 1, 1998 to April 9, 1998; NTX, Inc. as of and for the nine months ended June 30, 1998; and Best Internet Communications, Inc. and its subsidiaries as of and for the year ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 under the Securities Act of 1933. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement, as permitted by the rules and regulations of the SEC. This prospectus provides you only with a general description of the offered securities. Each time offered securities are to be sold, we will provide, if and so far as required, a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under this heading.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may inspect and copy the registration statement, including exhibits, and any reports, statements or other information that we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our common stock is quoted on The Nasdaq National Market. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market, Reports Section, at 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows us to "incorporate by reference" information into this prospectus and any subsequent prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference documents which are not presented in this prospectus or delivered to you with it. The information incorporated by reference is an important part of this prospectus and any subsequent prospectus supplement. Information that we file subsequently with the SEC will automatically update this prospectus and any outstanding prospectus supplements. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the SEC. These documents contain important information about us and our finances. The information in some of these documents was provided prior to our two-for-one stock split completed on August 20, 1999. Accordingly, all share numbers and operative share price information in these documents, where appropriate, should be adjusted to give effect to the stock split.

          (i) Our annual report on Form 10-K for our fiscal year ended December 31, 1998. This report contains the audited and consolidated financial statements for us and our subsidiaries as of December 31, 1997 and 1998 and for the period from inception (March 1, 1996) to December 31, 1996 and the years ended December 31, 1997 and 1998;

          (ii) Our current report on Form 8-K dated January 11, 1999;

          (iii) Our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 1999;

          (iv) Our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 1999;

          (v) Our quarterly report on Form 10-Q for our fiscal quarter ended September 30, 1999;

          (vi) Our current report on Form 8-K dated November 18, 1999;

          (vii) The following sections contained in our registration statement on Form S-4 (registration number 333-70727) dated January 15, 1999, as amended: "Management," "Certain Transactions," "Description of Capital Stock," and pro forma condensed combined financial statements and the financial statements of certain acquired affiliates appearing on pages F-3 to F-8 and F-30 to F-89; and

          (viii) The description of our common stock contained in our registration statement on Form 8-A dated May 8, 1998, filed under the Exchange Act, as amended, including any amendment or report filed for the purpose of updating the description.

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

     We are also incorporating by reference in this prospectus and any subsequent prospectus supplement all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering of convertible preferred stock and common stock. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus and any subsequent prospectus supplement as of the date of filing the reports and documents.

     Upon request, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to the relevant documents. We will send exhibits to these documents to you for a reasonable fee. Direct any request for copies to the office of the Secretary, at our corporate headquarters, located at 8005 South Chester Street, Suite 200, Englewood, Colorado 80112 (telephone number
(303) 645-1900).

     Any statement contained in a document which is incorporated by reference in this prospectus or in any subsequent prospectus supplement will be modified or superseded for purposes of this prospectus or any subsequent prospectus supplement to the extent that a statement contained in this prospectus or incorporated in this prospectus or in any prospectus supplement or in any document that we file after the date of this prospectus that also is incorporated by reference in this prospectus or in any subsequent prospectus supplement modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any subsequent prospectus supplement. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference in this prospectus.

     You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with any other information. The securities offered in this prospectus may only be offered in states where the offer is permitted, and we and the selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

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